                      INTERNATIONAL SHIPHOLDING CORPORATION

                                       AND

                              THE BANK OF NEW YORK

                                   AS TRUSTEE

                                    INDENTURE

                      DATED AS OF____________________, 2004

                 _____% CONVERTIBLE SUBORDINATED NOTES DUE 2014

                                TABLE OF CONTENTS


                                                                                          PAGE
                                                                                          ----

ARTICLE I DEFINITIONS                                                                        1
     Section 1.1   Definitions                                                               1

ARTICLE II    ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND
     EXCHANGE OF NOTES 8
     Section 2.1   Designation, Amount and Issue of Notes                                    9
     Section 2.2   Form of Notes                                                             9
     Section 2.3   Date and Denomination of Notes;
                   Maturity; Payments of Interest                                            9
     Section 2.4   Execution of Notes                                                       11
     Section 2.5   Exchange and Registration of Transfer of Notes                           12
     Section 2.6   Mutilated, Destroyed, Lost or Stolen Notes                               15
     Section 2.7   Temporary Notes                                                          16
     Section 2.8   Cancellation of Notes Paid, Etc.                                         16

ARTICLE III        REDEMPTION AND PURCHASE OF NOTES                                         16
     Section 3.1   Redemption of Notes at Option of the Company                             16
     Section 3.2   Optional Redemption of Notes Upon a Change in Control                    17
     Section 3.3   Notice of Redemption; Selection of Notes                                 17
     Section 3.4   Payment of Notes Called for Redemption by Company                        20
     Section 3.5   Reserved                                                                 21
     Section 3.6   Required Purchase at Option of Holders Upon a Change in Control          21

ARTICLE IV         SUBORDINATION OF NOTES                                                   26
     Section 4.1   Agreement of Subordination                                               26
     Section 4.2   Payments to Noteholders                                                  27
     Section 4.3   Subrogation of Notes                                                     29
     Section 4.4   Authorization by Noteholders                                             30
     Section 4.5   Notice to Trustee                                                        30
     Section 4.6   Trustee's Relation to Senior Indebtedness                                31
     Section 4.7   No Impairment of Subordination                                           31
     Section 4.8   Certain Conversions Not Deemed Payment                                   31
     Section 4.9   Article Applicable to Paying Agents                                      32
     Section 4.10  Senior Indebtedness Entitled to Rely                                     32

ARTICLE V          PARTICULAR COVENANTS OF THE COMPANY                                      32
     Section 5.1   Payment of Principal, Premium and Interest                               32
     Section 5.2   Maintenance of Office or Agency                                          32
     Section 5.3   Appointments to Fill Vacancies in Trustee's Office                       33
     Section 5.4   Provisions as to Paying Agent                                            33
     Section 5.5   Existence                                                                34

     Section 5.6   Restriction as to Dividends                                              34
     Section 5.7   Stay, Extension and Usury Laws                                           34
     Section 5.8   Compliance Certificate                                                   35
     Section 5.9   Further Instruments and Acts                                             35

ARTICLE VI         NOTEHOLDERS' LISTS AND REPORTS
                   BY THE COMPANY AND THE TRUSTEE                                           35
     Section 6.1   Noteholders' Lists                                                       35
     Section 6.2   Preservation and Disclosure of Lists                                     36
     Section 6.3   Reports by Trustee                                                       36
     Section 6.4   Reports by Company                                                       36

ARTICLE VII        DEFAULTS AND REMEDIES                                                    37
     Section 7.1   Events of Default                                                        37
     Section 7.2   Payments of Notes on Default; Suit Therefor                              39
     Section 7.3   Application of Monies Collected by Trustee                               41
     Section 7.4   Proceedings by Noteholder                                                41
     Section 7.5   Proceedings by Trustee                                                   42
     Section 7.6   Remedies Cumulative and Continuing                                       42
     Section 7.7   Direction of Proceedings and Waiver of Defaults by
                   Majority of Noteholders                                                  42
     Section 7.8   Notice of Defaults                                                       43
     Section 7.9   Undertaking to Pay Costs                                                 43
     Section 7.10  Delay or Omission Not Waiver                                             44

ARTICLE VIII       CONCERNING THE TRUSTEE                                                   44
     Section 8.1   Duties and Responsibilities of Trustee                                   44
     Section 8.2   Reliance on Documents, Opinions, Etc.                                    45
     Section 8.3   Trustee's Disclaimer                                                     46
     Section 8.4   Trustee, Paying Agents, Conversion Agents or
                   Registrar May Own Notes                                                  46
     Section 8.5   Monies to Be Held in Trust                                               46
     Section 8.6   Compensation and Expenses of Trustee                                     46
     Section 8.7   Officers' Certificate as Evidence                                        47
     Section 8.8   Conflicting Interests of Trustee                                         47
     Section 8.9   Eligibility of Trustee                                                   47
     Section 8.10  Resignation or Removal of Trustee                                        48
     Section 8.11  Acceptance by Successor Trustee                                          49
     Section 8.12  Succession by Merger, Etc.                                               49
     Section 8.13  Limitation on Rights of Trustee as Creditor                              50

ARTICLE IX         CONCERNING THE NOTEHOLDERS                                               50
     Section 9.1   Action by Noteholders                                                    50
     Section 9.2   Proof of Execution by Noteholders                                        50
     Section 9.3   Who Are Deemed Absolute Owners                                           51
     Section 9.4   Company-Owned Notes Disregarded                                          51

     Section 9.5   Revocation of Consents; Future Holders Bound                             51

ARTICLE X          NOTEHOLDERS' MEETINGS                                                    52
     Section 10.1  Purpose of Meetings                                                      52
     Section 10.2  Call of Meetings by Trustee                                              52
     Section 10.3  Call of Meetings by Company or Noteholders                               53
     Section 10.4  Qualifications for Voting                                                53
     Section 10.5  Regulations                                                              53
     Section 10.6  Voting                                                                   53
     Section 10.7  No Delay of Rights by Meeting                                            54

ARTICLE XI         SUPPLEMENTAL INDENTURES                                                  54
     Section 11.1  Supplemental Indentures Without Consent of Noteholders                   54
     Section 11.2  Supplemental Indentures with Consent of Noteholders                      55
     Section 11.3  Effect of Supplemental Indentures                                        56
     Section 11.4  Notation on Notes                                                        57
     Section 11.5  Evidence of Compliance of Supplemental
                   Indenture to Be Furnished Trustee                                        57

ARTICLE XII        MERGER, SALE OR CONSOLIDATION                                            57
     Section 12.1  Limitation on Merger, Sale or Consolidation                              57
     Section 12.2  Successor Corporation to Be Substituted                                  57

ARTICLE XIII       SATISFACTION AND DISCHARGE OF INDENTURE                                  58
     Section 13.1  Discharge of Indenture                                                   58
     Section 13.2  Deposited Monies to Be Held in Trust by Trustee                          59
     Section 13.3  Paying Agent to Repay Monies Held                                        59
     Section 13.4  Return of Unclaimed Monies                                               59
     Section 13.5  Reinstatement                                                            59

ARTICLE XIV        IMMUNITY OF INCORPORATORS, STOCKHOLDERS,
                   OFFICERS AND DIRECTORS                                                   60
     Section 14.1  Indenture and Notes Solely Corporate Obligations                         60

ARTICLE XV         CONVERSION OF NOTES                                                      60
     Section 15.1  Holder's Right to Convert                                                60
     Section 15.2  Exercise of Conversion Right; Issuance of Common
                   Stock on Conversion; No Adjustment for Interest or Dividends             60
     Section 15.3  Cash Payments in Lieu of Fractional Shares                               62
     Section 15.4  Conversion Price                                                         62
     Section 15.5  Adjustment of Conversion Price                                           62
     Section 15.6  Reclassification, Consolidation, Merger or Sale                          70
     Section 15.7  Taxes on Shares Issued                                                   71
     Section 15.8  Reservation of Shares; Shares to Be Fully Paid;
                   Listing of Common Stock                                                  72
     Section 15.9  Responsibility of Trustee                                                73

     Section 15.10     Notice to Holders Prior to Certain Actions                           73

ARTICLE XVI            MISCELLANEOUS PROVISIONS                                             74
     Section 16.1      Provisions Binding on Company's Successors                           74
     Section 16.2      Official Acts by Successor Corporation                               74
     Section 16.3      Addresses for Notices, Etc.                                          75
     Section 16.4      Governing Law                                                        74
     Section 16.5      Evidence of Compliance with Conditions Precedent;
                       Certificates to Trustee                                              75
     Section 16.6      Legal Holidays                                                       75
     Section 16.7      No Security Interest Created                                         75
     Section 16.8      Trust Indenture Act                                                  75
     Section 16.9      Benefits of Indenture                                                76
     Section 16.10     Table of Contents, Headings, Etc.                                    76
     Section 16.11     Authenticating Agent                                                 76
     Section 16.12     Execution in Counterparts                                            77

                             CROSS REFERENCE SHEET*

                                     Between

      Provisions of Trust Indenture Act of 1939 and Indenture, dated as
of               , 2004, between International Shipholding Corporation and The
Bank of New York, as Trustee, providing for the   % Convertible Subordinated
Notes Due 2014:


                                                                 SECTION OF
SECTION OF THE ACT                                               INDENTURE
------------------                                               ---------
310(a)(1) and (2)                                                   8.9
310(a)(3) and (4)                                               Inapplicable
310(b)                                                            8.8 and
                                                              8.10(b) and (d)
310(c)                                                          Inapplicable
311(a)                                                              8.13
311(b)                                                              8.13
311(c)                                                          Inapplicable
312(a)                                                         6.1 and 6.2(a)
312(b)                                                             6.2(b)
312(c)                                                             6.2(c)
313(a)                                                             6.3(a)
313(b)(1)                                                       Inapplicable
313(b)(2)                                                          6.3(a)
313(c)                                                             6.3(a)
313(d)                                                             6.3(b)
314(a)                                                              6.4
314(b)                                                          Inapplicable
314(c)(1) and (2)                                                   16.5
314(c)(3)                                                       Inapplicable
314(d)                                                          Inapplicable
314(e)                                                              16.5
314(f)                                                          Inapplicable
315(a), (c) and (d)                                                 8.1
315(b)                                                              7.8
315(e)                                                              7.9
316(a)(1)                                                           7.7
316(a)(2)                                                       Inapplicable
316(a)(last sentence)                                               9.4
316(b)                                                              11.2
317(a)                                                              7.2
317(b)                                                          5.4 and 13.2
318(a)                                                              16.8

                                    INDENTURE

         INDENTURE, dated as of _______________, 2004, between International Shipholding Corporation, a Delaware corporation (hereinafter sometimes called the "Company," as more fully set forth in Section 1.1), and The Bank of New York, a state banking corporation organized and existing under the laws of the State of New York, as trustee (hereinafter sometimes called the "Trustee", as more fully set forth in Section 1.1).

                              W I T N E S S E T H:

         WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issue of its _____% Convertible Subordinated Notes Due 2014 (hereinafter sometimes called the "Notes"), in an aggregate principal amount not to exceed $___,000,000 and, to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture; and

         WHEREAS, the Notes, the certificate of authentication to be borne by the Notes, a form of assignment, and a form of conversion notice to be borne by the Notes are to be substantially in the forms hereinafter provided for; and

         WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as in this Indenture provided, the valid, binding and legal obligations of the Company, and to constitute these presents a valid agreement according to its terms, have been done and performed, and the execution of this Indenture and the issue hereunder of the Notes have in all respects been duly authorized.

         NOW, THEREFORE, THIS INDENTURE WITNESSETH:

         That in order to declare the terms and conditions upon which the Notes are to be authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the holders thereof, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective holders from time to time of the Notes (except as otherwise provided below), as follows:

                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.1 DEFINITIONS. Each of the terms defined in this Section 1.1 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.1. Each of the terms used in this Indenture, which are defined in the Trust Indenture Act or which are by reference therein defined in the Securities Act (except as herein otherwise expressly provided or unless the context otherwise requires) shall have the meanings assigned to such term in said Trust Indenture Act and in said Securities Act as in force at the date of the execution of this Indenture. The words "herein," "hereof," "hereunder," and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other Subdivision. The terms defined in this Article include the plural as well as the singular.

         AFFILIATE. The term "Affiliate" of any specified person shall mean any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control," when used with respect to any specified person means the power to direct or cause the direction of the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         AMENDED RIGHTS PLAN. The term "Amended Rights Plan" shall have the meaning specified in Section 15.5(d).

         BENEFICIAL OWNER. The term "Beneficial Owner" means the person in whose name a Note is recorded as beneficial owner of such Note by the Depositary, or by any participant or indirect participant in the Depositary, as the case may be.

         BOARD OF DIRECTORS. The term "Board of Directors" shall mean the Board of Directors of the Company or a committee of such Board duly authorized to act for it hereunder.

         BOARD RESOLUTION. The term "Board Resolution" shall mean a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

         BUSINESS DAY. The term "Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which the banking institutions in The City of New York, New York or the city in which the Corporate Trust Office is located are authorized or obligated by law or executive order to close or be closed.

         CHANGE IN CONTROL. A "Change in Control" shall be deemed to have occurred at the time, after the Exchange Date, (i) that any person or group of persons (within the meaning of Sections 13(d) or 14(a) of the Exchange Act) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Commission under the Exchange Act) of 50% or more of the voting capital stock of the Company; or (ii) within a period of twelve (12) consecutive calendar months, individuals who were directors of the Company on the first day of such period (together with any new directors whose election to the Board of Directors, or whose nomination for election, was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) shall cease to constitute a majority of the Board of Directors.

         CHANGE IN CONTROL PURCHASE DATE. The term "Change in Control Purchase Date" shall have the meaning specified in Section 3.6(a).

         CHANGE IN CONTROL PURCHASE NOTICE. The term "Change in Control Purchase Notice" shall have the meaning specified in Section 3.6(c).

         CLOSING PRICE. The term "Closing Price" shall have the meaning specified in Section 15.5(h)(1).

         COMMISSION. The term "Commission" shall mean the Securities and Exchange Commission.

         COMMON STOCK. The term "Common Stock" shall mean the class of capital stock of the Company designated as Common Stock, par value $1.00 per share, at the date hereof. Subject to the provisions of Section 15.6, shares issuable on conversion of Notes shall include only shares of such class or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion of Notes shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

         COMPANY. The term "Company" shall mean International Shipholding Corporation, a Delaware corporation and, subject to the provisions of Article XII, shall include its successors and assigns.

         CONVERSION PRICE. The term "Conversion Price" shall have the meaning specified in Section 15.4.

         CORPORATE TRUST OFFICE. The term "Corporate Trust Office," or other similar term, shall mean the office of the Trustee at which at any particular time its corporate trust business as it relates to this Indenture shall be principally administered, which office is, at the date as of which this Indenture is dated, located at 10161 Centurion Parkway, 2nd Floor, Jacksonville, Florida 32256, Attention: William Cardozo (International Shipholding Corporation, ____% Convertible Subordinated Notes Due 2014).

         CURRENT MARKET PRICE. The term "Current Market Price" shall have the meaning specified in Section 15.5(h)(2).

         CUSTODIAN. The term "Custodian" shall mean The Bank of New York, as custodian with respect to the Notes in global form, or any successor entity thereto.

         DEFAULT. The term "default" shall mean any event that is, or after notice or passage of time, or both, would be, an Event of Default.

         DEFAULTED INTEREST. The term "Defaulted Interest" shall have the meaning specified in Section 2.3.

         DEPOSITARY. The term "Depositary" shall mean, with respect to the Notes issuable or issued in whole or in part in global form, the person specified in
Section 2.5(d) as the Depositary with respect to such Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, "Depositary" shall mean or include such successor.

         EVENT OF DEFAULT. The term "Event of Default" shall mean any event specified in Section 7.1 continued for the period of time, if any, and after the giving of notice, if any, therein designated.

         EXCHANGE ACT. The term "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         EXCHANGE DATE. The term "Exchange Date" shall mean the date on which the Notes are issued in exchange for all of the outstanding shares of Preferred Stock.

         "EX" DATE. The term "ex" date shall have the meaning specified in
Section 15.5(h)(2).

         EXPIRATION TIME. The term "Expiration Time" shall have the meaning specified in Section 15.5(f).

         FAIR MARKET VALUE. The term "fair market value" shall have the meaning specified in Section 15.5(h)(3).

         GLOBAL NOTE. The term "Global Note" shall have the meaning specified in
Section 2.5(b).

         INDEBTEDNESS. The term "Indebtedness" shall mean, with respect to any person, all obligations, whether or not contingent, of such person (i) (a) for borrowed money, whether or not evidenced by a note, Note, bond, or other written instrument, (b) evidenced by a note, Note, bond or other written instrument, (c) under a lease required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles or under any lease or related document (including a purchase agreement) that provides that the lessee is contractually obligated to purchase or cause a third party to purchase and thereby guarantee a minimum residual value of the leased property to the lessor and the obligations of the lessee under such lease or related document to purchase or to cause a third party to purchase such leased property, (d) in respect of letters of credit, bank guarantees or bankers' acceptances (including reimbursement obligations with respect to any of the foregoing), (e) with respect to Indebtedness secured by a mortgage, pledge, lien, encumbrance, charge or adverse claim affecting title or an encumbrance to which the property or assets of such person are subject, whether or not the obligation secured thereby shall have been assumed by or shall otherwise be such person's legal liability,
(f) in respect of the balance of deferred and unpaid purchase price of any property or assets, (g) under interest rate or currency swap agreements, cap, floor and collar agreements, spot and forward contracts and similar agreements and arrangements; (ii) with respect to any obligation of others of the type described in the preceding clause (i) or under clause (iii) below assumed by or guaranteed in any manner by such person or in effect guaranteed by such person through an agreement to purchase (including, without limitation, "take or pay" and similar arrangements), contingent or otherwise (and the obligations of such person under any such assumptions, guarantees or other such arrangements); and (iii) any and all Indebtedness constituting deferrals, renewals, extensions, refinancings and refundings of, or amendments, modifications or supplements to, any of the foregoing.

         INDENTURE. The term "Indenture" shall mean this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

         MATURITY DATE. The term "Maturity Date" shall mean _____________, 2014.

         NEW RIGHTS PLAN. The term "New Rights Plan" shall have the meaning specified in Section 15.5(d).

         NON-ELECTING SHARE. The term "non-electing share" shall have the meaning specified in Section 15.6.

         NOTE OR NOTES. The terms "Note" or "Notes" shall mean any Note or Notes, as the case may be, authenticated and delivered under this Indenture.

         NOTEHOLDER; HOLDER. The terms "Noteholder" or "holder" as applied to any Note, or other similar terms (but excluding the term "beneficial holder"), shall mean any person in whose name at the time a particular Note is registered on the Note register.

         NOTE REGISTER. The term "Note register" shall have the meaning specified in Section 2.5.

         NOTE REGISTRAR. The term "Note registrar" shall have the meaning specified in Section 2.5(a).

         OFFICERS' CERTIFICATE. The term "Officers' Certificate," when used with respect to the Company, shall mean a certificate signed by (a) one of the President, the Chief Executive Officer, Executive or Senior Vice President, any Vice President (whether or not designated by a number or numbers or word or words added before or after the title "Vice President") or the Chief Financial Officer and (b) by one of the Treasurer or any Assistant Treasurer, Secretary or any Assistant Secretary, or the Controller of the Company, which is delivered to the Trustee. Each such certificate shall include the statements provided for in
Section 16.5 if and to the extent required by the provisions of such Section.

         OPINION OF COUNSEL. The term "Opinion of Counsel" shall mean an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company, or other counsel acceptable to the Trustee, which is delivered to the Trustee. Each such opinion shall include the statements provided for in Section 16.5 if and to the extent required by the provisions of such Section.

         OUTSTANDING. The term "outstanding," when used with reference to Notes, shall, subject to the provisions of Section 9.4, mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except

                  (a) Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

                  (b) Notes, or portions thereof, for the payment, redemption or purchase of which monies in the necessary amount shall have been deposited in trust pursuant hereto with the Trustee or with any paying agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own paying agent); provided that if such Notes are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as provided in Section 3.3, or provision satisfactory to the Trustee shall have been made for giving such notice; and provided further that if such Notes are to be purchased prior to the maturity thereof in connection with a Change in Control, a Change in Control Purchase Notice shall have been received as provided in Section 3.6.

                  (c) Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of
Section 2.6 unless proof satisfactory to the Trustee is presented that any such Notes are held by bona fide holders in due course; and

                  (d) Notes converted into Common Stock pursuant to Article XV and Notes deemed not outstanding pursuant to Section 3.4 or 3.6.

         PAYMENT BLOCKAGE NOTICE. The term "Payment Blockage Notice" has the meaning specified in Section 4.2(b).

         PERSON. The term "person" shall mean a corporation, a limited liability company, an association, a partnership, an individual, a joint venture, a joint stock company, a trust, an unincorporated organization or any other entity or organization, including a government or an agency, instrumentality or political subdivision thereof.

         PREDECESSOR NOTE. The term "Predecessor Note" of any particular Note shall mean every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.6 in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the lost, destroyed or stolen Note that it replaces.

         PREFERRED STOCK. The term "Preferred Stock" shall mean the _______% Convertible Exchangeable Preferred Stock of the Company.

         PURCHASED SHARES. The term "Purchased Shares" shall have the meaning specified in Section 15.5(f).

         RECORD DATE. The term "Record Date" shall have the meaning specified in
Section 15.5(h)(4).

         REFERENCE PERIOD. The term "Reference Period" shall have the meaning specified in Section 15.5(d).

         REPRESENTATIVE. The term "Representative" means the (a) indenture trustee or other trustee, agent or representative for any Senior Indebtedness or
(b) with respect to any Senior Indebtedness that does not have any such trustee, agent or other representative, (i) in the case of such Senior Indebtedness issued pursuant to an agreement providing for voting arrangements as among the holders or owners of such Senior Indebtedness, any holder or owner of such Senior Indebtedness acting with the consent of the required persons necessary to bind such holders or owners of such Senior Indebtedness and (ii) in the case of all other such Senior Indebtedness, the holder or owner of such Senior Indebtedness.

         RESPONSIBLE OFFICER. The term "Responsible Officer", when used with respect to the Trustee, shall mean an officer of the Trustee assigned to the Corporate Trust Office, and any officer of the Trustee to whom such matter is referred to because of his, her or its knowledge of and familiarity with the particular subject.

         RIGHTS PLAN. The term "Rights Plan" shall have the meaning specified in
Section 15.5(d).

         RULE 144. The term "Rule 144" shall mean Rule 144 as promulgated under the Securities Act.

         SECURITIES. The term "Securities" shall have the meaning specified in
Section 15.5(d).

         SECURITIES ACT. The term "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         SENIOR INDEBTEDNESS. The term "Senior Indebtedness" means the principal of, premium, if any, and interest on any Indebtedness of the Company (including, without limitation, any interest accruing after the filing of a petition by or against the Company under any bankruptcy law, whether or not allowed as a claim after such filing in any proceeding under such bankruptcy law), or any other payment of Indebtedness, whether outstanding on the date of this Indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by the Company (including all deferrals, renewals, extensions or refundings of, or amendments, modifications or supplements to the foregoing); provided, however, that Senior Indebtedness does not include (i) Indebtedness evidenced by the Notes, (ii) any liability for federal, state, local or other taxes owed or owing by the Company, (iii) Indebtedness of the Company to any Subsidiary, (iv) any trade payables of the Company incurred in the ordinary course of its business, and (v) any indebtedness in which the instrument creating or evidencing the same or the assumption or guarantee thereof expressly provides that such Indebtedness shall not be senior in right of payment to, or is pari passu with, or subordinated or junior to, the Notes.

         SUBSIDIARY. The term "Subsidiary" means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, "voting stock" means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

         TENDER EXPIRATION TIME. The term "Tender Expiration Time" shall have the meaning specified in Section 15.5(g).

         TENDER PURCHASED SHARES. The term "Tender Purchased Shares" shall have the meaning specified in Section 15.5(g).

         TRADING DAY. The term "Trading Day" has the meaning specified in
Section 15.5(h)(5).

         TRANSFER AGENT. The term "Transfer Agent" means American Stock Transfer & Trust Company or such other agent or agents of the Company as may be designated by the Board of Directors as the transfer agent for the Preferred Stock.

         TRIGGER EVENT. The term "Trigger Event" shall have the meaning specified in Section 15.5(d).

         TRUST INDENTURE ACT. The term "Trust Indenture Act" shall mean the Trust Indenture Act of 1939, as amended, as it was in force at the date of execution of this Indenture, except as provided in Sections 11.3 and 15.6; provided, however, that in the event the Trust Indenture Act of 1939 is amended after the date hereof, the term "Trust Indenture Act" shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939 as so amended.

         TRUSTEE. The term "Trustee" shall mean The Bank of New York and its successors and any corporation resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee at the time serving as successor trustee hereunder.

         UNDERWRITER. The term "Underwriter" shall mean Ferris, Baker Watts, Incorporated.

                                   ARTICLE II

                   ISSUE, DESCRIPTION, EXECUTION, REGISTRATION
                              AND EXCHANGE OF NOTES

         SECTION 2.1 DESIGNATION, AMOUNT AND ISSUE OF NOTES. The Notes shall be designated as "_____% Convertible Subordinated Notes Due 2014." Notes not to exceed the aggregate principal amount of $_______________ (or $_______________ if the over-allotment option set forth in Section [ ] of the Underwriting Agreement dated _______________, 2004 (as amended from time to time by the parties thereto) by and between the Company and the Underwriter is exercised in full) (except pursuant to Sections 2.5, 2.6, 3.3 and 15.2) upon the execution of this Indenture, or from time to time thereafter, may be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes upon the written order of the Company, signed by the Company's (a) President, Chief Executive Officer, Executive or Senior Vice President, any Vice President (whether or not designated by a number or numbers or word or words added before or after the title "Vice President") or Chief Financial Officer and (b) Treasurer or Assistant Treasurer or its Secretary or any Assistant Secretary, without any further action by the Company hereunder; provided, however, that said Notes may not be executed, delivered or authenticated unless and until (i) the Company may legally issue said Notes in accordance with the Delaware General Corporation Law, as amended, and (ii) the Trustee shall have received an Officer's Certificate and Opinion of Counsel in accordance with Section 16.5. The Notes may only be issued upon the exchange of all outstanding Preferred Stock.

         SECTION 2.2 FORM OF NOTES. The Notes and the Trustee's certificate of authentication to be borne by such Notes shall be substantially in the form set forth in Exhibit A, which is incorporated in and made a part of this Indenture.

         Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends and endorsements as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage.

         Any Global Note shall represent such of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect transfers or exchanges permitted hereby. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the holder of such Notes in accordance with this Indenture. Payment of principal of and interest and premium, if any (including any redemption or purchase price), on any Global Note shall be made to the holder of such Note.

         The terms and provisions contained in the form of Note attached as Exhibit A hereto shall constitute, and are hereby expressly made, a part of this Indenture and to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

         SECTION 2.3 DATE AND DENOMINATION OF NOTES; MATURITY; PAYMENTS OF INTEREST. The Notes shall be issuable in registered form without coupons in denominations of $50 principal amount and integral multiples thereof equal to the number of shares of Preferred Stock for which the Notes are exchanged. Every Note shall be dated the date of its authentication and, except as provided in this Section, shall bear interest at the annual rate of _____%, payable quarterly on the _________ day of _________, _________, _________ and
_________ of each year, commencing on the first such date after the Exchange Date, from the most recent date to which interest has been paid or duly provided for, or if no interest has been paid or duly provided for on the Notes, from the Exchange Date, until payment of the principal sum has been made or fully provided for. The Notes will mature on the Maturity Date, regardless of the Exchange Date, unless earlier converted, redeemed or purchased. Notwithstanding the foregoing, when there is no existing default in the payment of interest on the Notes, all Notes authenticated by the Trustee after the close of business on the record date (as defined in this Section 2.3) for any interest payment date (the _________ day of _________, _________, _________ or _________, as the case may be) and prior to such interest payment date shall be dated the date of authentication but shall bear interest from such interest payment date; provided, however, that if and to the extent that the Company shall default in interest due on such interest payment date then any such Note shall bear interest from the _________ day of _________, _________, _________ or _________,
as the case may be, immediately preceding the date of such Note to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for on the Notes, from the Exchange Date.

         The person in whose name any Note (or its Predecessor Note) is registered at the close of business on any record date with respect to any interest payment date (including any Note that is converted after the record date and on or before the interest payment date) shall be entitled to receive the interest payable on such interest payment date notwithstanding the cancellation of such Note upon any transfer, exchange or conversion subsequent to the record date and on or prior to such interest payment date. Interest may, at the option of the Company, be paid by check mailed to the address of such person on the registry kept for such purposes; provided that, with respect to any holder of Notes with an aggregate principal amount equal to or in excess of $2,000,000, at the request of such holder in writing to the Company, interest on such holder's Notes shall be paid by wire transfer in immediately available funds in accordance with the wire transfer instruction supplied by such holder to the Trustee and paying agent (if different from Trustee). Interest payable with respect to Notes held in the form of a Global Note shall be paid to the Depositary by wire transfer in immediately available funds in accordance with the applicable procedures of the Depositary. The term "record date" with respect to any interest payment date shall mean the _________ day of _________, _________, _________ or _________, as the case may be, preceding said _________
day of _________, _________, _________ or _________, as the case may be.

         Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

         Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any said _________ day of _________, _________, _________ or _________ (herein called "Defaulted Interest") shall forthwith cease to be payable to the Noteholder on the relevant record date by virtue of his, her or it having been such Noteholder; and such Defaulted Interest shall be paid by the Company, at its election in each case, as provided in clause (1) or
(2) below:

                  (1) The Company may elect to make payment of any Defaulted Interest to the persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest to be paid on each Note and the date of the payment (which shall be not less than twenty-five (25) days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as in this clause provided. Thereupon, the Trustee shall fix a special record date for the payment of such Defaulted Interest which shall be not more than fifteen (15) days and not less than ten (10) days prior to the date of the proposed payment and not less than ten (10) days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such special record date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be mailed, first-class postage prepaid, to each Noteholder as of such special record date at his, her or its address as it appears in the Note register, not less than ten (10) days prior to such special record date. Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been so mailed, such Defaulted Interest shall be paid to the persons in whose names the Notes (or their respective Predecessor Notes) were registered at the close of business on such special record date and shall no longer be payable pursuant to the following clause (2).

                  (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

         SECTION 2.4 EXECUTION OF NOTES. The Notes shall be signed in the name and on behalf of the Company by the facsimile signature of its President, its Chief Executive Officer, any of its Executive or Senior Vice Presidents, or any of its Vice Presidents (whether or not designated by a number or numbers or word or words added before or after the title "Vice President") and attested by the manual or facsimile signature of its Secretary or any of its Assistant Secretaries (which may be printed, engraved or otherwise reproduced thereon, by facsimile or otherwise). Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth on the form of Note attached as Exhibit A hereto, manually executed by the Trustee (or an authenticating agent appointed by the Trustee as provided by Section 16.11), shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee (or such an authenticating agent) upon any Note executed by the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the holder is entitled to the benefits of this Indenture.

         In case any officer of the Company who shall have signed any of the Notes shall cease to be such officer before the Notes so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Notes nevertheless may be authenticated and delivered or disposed of as though the person who signed such Notes had not ceased to be such officer of the Company; and any Note may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Note, shall be the proper officers of the Company, although at the date of the execution of this Indenture any such person was not such an officer.

         SECTION 2.5 EXCHANGE AND REGISTRATION OF TRANSFER OF NOTES.

                  (a) The Company shall cause to be kept at the Corporate Trust Office or other office of the Trustee or its Affiliate a register (the register maintained in such office and in any other office or agency of the Company designated pursuant to Section 5.2 being herein sometimes collectively referred to as the "Note register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. Such register shall be in written form or in any form capable of being converted into written form within a reasonable period of time. The Trustee is hereby initially appointed "Note registrar" for the purpose of registering Notes and transfers of Notes as herein provided. The Company may appoint one or more co-registrars in accordance with Section 5.2. There shall be only one Note register.

         Upon surrender for registration of transfer of any Note to the Note registrar or any co-registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.5, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount. Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes which the Noteholder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding.

         All Notes presented or surrendered for registration of transfer or for exchange shall (if so required by the Company, the Trustee, the Note registrar or any co-registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and duly executed, by the Noteholder thereof or his, her or its attorney duly authorized in writing.

         No service charge shall be charged to the Noteholder for any exchange or registration of transfer of Notes.

         None of the Company, the Trustee, the Note registrar or any co-registrar shall be required to exchange or register a transfer of (a) any Notes for a period of fifteen (15) days next preceding any selection of Notes to be redeemed or (b) any Notes called for redemption or, if a portion of any Note is selected or called for redemption, such portion thereof selected or called for redemption or (c) any Notes surrendered for conversion or, if a portion of any Note is surrendered for conversion, such portion thereof surrendered for conversion or (d) any Notes tendered for purchase or, if a portion of a Note is tendered for purchase, such portion thereof tendered for purchase.

         All Notes issued upon any transfer or exchange of Notes in accordance with this Indenture shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

                  (b) So long as the Notes are eligible for book-entry settlement with the Depositary, or unless otherwise required by law, all Notes that are so eligible may be represented by a Note or Notes in global form (the "Global Note" or "Global Notes") registered in the name of the Depositary or the nominee of the Depositary, except as otherwise specified below. The transfer, conversion and exchange of beneficial interests in the Global Note shall be effected through the Depositary in accordance with this Indenture and the procedures of the Depositary therefor.

         Transfers of interests in a Global Note will be made in accordance with the standing instructions and procedures of the Depositary and its participants. The Trustee shall make appropriate endorsements to reflect increases or decreases in the Global Note as set forth on the face of the Global Note to reflect any such transfers.

         Except as provided below, beneficial owners of an interest in a Global Note shall not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form and will not be considered holders of such Global Notes. No definitive Note, or portion thereof, in respect of which the Company or an Affiliate of the Company held any beneficial interest shall be included in a Global Note. The Trustee shall authenticate Notes in definitive form upon any transfer of a beneficial interest in any Global Note to the Company or any Affiliate of the Company.

                  (c) Any Global Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Custodian, the Depositary, the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc. or any other exchange or automated quotation system in which the Notes are then authorized for trading in order to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange upon which the Notes may be listed or traded or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.

                  (d) Notwithstanding any other provisions of this Indenture (other than the provisions set forth in this Section 2.5(d)), a Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the

Depositary or another nominee to a successor Depositary or a nominee of such successor Depositary.

         The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Global Notes. Initially, the Global Note shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Custodian for Cede & Co.

         If at any time: (A) the Depositary for a Global Note (i) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Note and a successor depositary has not been appointed by the Company within ninety (90) calendar days, or (ii) has ceased to be a clearing agency registered under the Exchange Act and no successor clearing agency has been appointed by the Company within ninety (90) calendar days; (B) an Event of Default has occurred and is continuing; or (C) the Company, in its sole discretion, notifies the Trustee in writing that it no longer wishes to have all the Notes represented by Global Notes, the Company will execute, and the Trustee will authenticate and deliver, Notes in certificated form, in an aggregate principal amount equal to the principal amount of the Global Note, in exchange for such Global Note. Any Global Note exchanged pursuant to clause (A) or (B) above shall be so exchanged in whole and not in part, and any Global Note exchanged pursuant to clause (C) above may be exchanged in whole or in part from time to time as directed by the Company. Notes in definitive form issued in exchange for all or a part of a Global Note pursuant to this Section 2.5(d) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. Upon execution and authentication, the Trustee shall deliver such Notes in certificated form to the persons in whose names such Notes in definitive form are so registered. Any Global Note exchanged pursuant to clause (A) or (B) above shall be so exchanged in whole and not in part and any Global Note exchanged pursuant to clause (C) above may be exchanged in whole or from time to time in part as directed by the Company.

         At such time as all interests in a Global Note have been redeemed, converted, exchanged, purchased or canceled for Notes in definitive form, or transferred to a transferee who receives Notes in definitive form, such Global Note shall be, upon receipt thereof, canceled by the Trustee in accordance with standing procedures and instructions existing between the Custodian and Depositary. At any time prior to such cancellation, if any interest in a Global
Note is exchanged for Notes in certificated form, redeemed, converted, exchanged, purchased by the Company or canceled, or transferred for part of a Global Note, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Custodian and the Depositary, be reduced or increased, as the case may be, and an endorsement shall be made on such Global Note, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction or increase.

                  (e) Any Note or Common Stock issued upon the conversion or exchange of a Note that is purchased or owned by the Company or any Affiliate thereof may not be resold by the Company or such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction which results in such Note or Common Stock, as the case may be, no longer being "restricted securities" (as defined under Rule 144). Any Note or Common Stock issued in definitive form to the Company or any Affiliate thereof shall be endorsed with or have incorporated in the text thereof such legends or recitals as necessary to set forth the foregoing restrictions.

         SECTION 2.6 MUTILATED, DESTROYED, LOST OR STOLEN NOTES. In case any Note shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon its request the Trustee or an authenticating agent appointed by the Trustee shall authenticate and deliver, a new Note, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen. In every case the applicant for a substituted Note shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, to the Trustee and, if applicable, to such authenticating agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

         The Trustee or such authenticating agent may authenticate any such substituted Note and deliver the same upon the receipt of such security or indemnity as the Trustee, the Company and, if applicable, such authenticating agent may require. Upon the issuance of any substituted Note, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Note which has matured or is about to mature or has been called for redemption, or tendered for purchase in connection with a Change in Control, or is about to be converted into Common Stock shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substitute Note, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or conversion shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in case of destruction, loss or theft, evidence satisfactory to the Company, the Trustee and, if applicable, any paying agent or conversion agent of the destruction, loss or theft of such Note and of the ownership thereof.

         Every substitute Note issued pursuant to the provisions of this Section
2.6 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder. To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment or conversion of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment or conversion of negotiable instruments or other securities without their surrender.

         SECTION 2.7 TEMPORARY NOTES. Pending the preparation of definitive Notes or any Global Note, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon written request of the Company, authenticate and deliver temporary Notes (printed or lithographed). Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of the definitive Notes but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company. Every such temporary Note shall be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the definitive Notes. Without unreasonable delay the Company will execute and deliver to the Trustee or such authenticating agent definitive Notes and thereupon any or all temporary Notes may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 5.2 and the Trustee or such authenticating agent shall authenticate and deliver in exchange for such temporary Notes an equal aggregate principal amount of definitive Notes. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as definitive Notes authenticated and delivered hereunder.

         SECTION 2.8 CANCELLATION OF NOTES PAID, ETC. All Notes surrendered for the purpose of payment, redemption, purchase, conversion, exchange or registration of transfer, shall, if surrendered to the Company or any paying agent or any Note registrar or any conversion agent, be surrendered to the Trustee and promptly canceled by it, or, if surrendered to the Trustee, shall be promptly canceled by it, and no Notes shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. Upon written instructions of the Company, the Trustee shall destroy canceled Notes and, after such destruction, shall, if requested by the Company, deliver a certificate of such destruction to the Company. If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption, purchase or satisfaction of the indebtedness represented by such Notes unless and until the same are delivered to the Trustee for cancellation.

                                   ARTICLE III

                       REDEMPTION AND REPURCHASE OF NOTES

         SECTION 3.1 REDEMPTION OF NOTES AT OPTION OF THE COMPANY. Except as provided in Section 3.2, the Company may not redeem any Notes prior to __________, 2006. On or after __________, 2006, and prior to the Maturity Date, the Notes may, subject to the last paragraph of Section 3.4, be redeemed at the option of the Company, in whole or in part, at any time or from time to time, upon notice as set forth in Section 3.3 and subject to the provisions for partial redemption described below, for cash, at the redemption prices set forth in the form of Note attached as Exhibit A hereto, plus an amount equal to accrued and unpaid interest, if any, to, but excluding, the date fixed for redemption; provided that prior to __________ __, 2007, the Notes may not be redeemed by the Company, except as provided in Section 3.2, unless the Closing Price of Common Stock (or, if more than one class of Common Stock is then issued and outstanding, all classes of Common Stock) has exceeded 150% of the Conversion Price for at least 20 Trading Days during any period of 30 consecutive Trading Days ending within five Trading Days prior to the notice of redemption.

         SECTION 3.2 OPTIONAL REDEMPTION OF NOTES UPON A CHANGE IN CONTROL. Upon the occurrence of a Change in Control, the Notes may, subject to the last paragraph of Section 3.4, be redeemed at the option of the Company, in whole but not in part, on a date which is not later than sixty (60) Business Days following the effective date of the event or circumstance resulting in the Change in Control, upon notice as set forth in Section 3.3, for cash at the redemption prices set forth in the form of Note attached as Exhibit A hereto, plus an amount equal to accrued and unpaid interest, if any, to, but excluding, the date fixed for redemption.

         SECTION 3.3  NOTICE OF REDEMPTION; SELECTION OF NOTES.

                  (a) If the Company elects to exercise its right to redeem all or any part of the Notes pursuant to Section 3.1, it shall fix a date for redemption and it, or at its written request (which must be received by the Trustee at least five (5) Business Days prior to the date the Trustee is requested to give notice as described below unless a shorter period is agreed to by the Trustee), the Trustee, in the name of and at the expense of the Company, shall mail or cause to be mailed a notice of such redemption not fewer than thirty (30) nor more than sixty (60) days prior to the date fixed for redemption to each holder of Notes to be redeemed in whole or in part at its last address as the same appears on the Note register and to the Beneficial Owners in accordance with the procedures established by the Depositary and the Trustee; provided that if the Company shall give such notice, it shall also give such notice, and notice of the Notes to be redeemed, to the Trustee. Such mailing shall be by first class mail. The notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. Concurrently with the mailing of any such notice of redemption, the Company shall (i) issue a press release announcing such redemption, (ii) publish such information once in a daily newspaper printed in the English language and of general circulation in the Borough of Manhattan, City of New York, New York, and (iii) publish such information on the Company's website; it being understood that the form and content of such press release and such publications shall be determined by the Company in its sole discretion. None of the failure to issue any such press release nor make such publications nor any defect therein shall affect the validity of the redemption notice or any of the proceedings for the redemption of any Note called for redemption.

                  (b) If the Company elects to exercise its right to redeem the Notes in whole pursuant to Section 3.2, it shall fix a date for redemption and it, or at its written request (which must be received by the Trustee at least five (5) Business Days prior to the date the Trustee is requested to give notice as described below unless a shorter period is agreed to by the Trustee), the Trustee, in the name of and at the expense of the Company, shall mail or cause to be mailed a notice of such redemption on a date that is at least thirty (30) and not more than sixty (60) days prior to the date fixed for redemption, which shall not be later than sixty (60) days following the effective date of the event or circumstance resulting in the Change in Control, to each holder of Notes at its last address as the same appears on the Note register and to the

Beneficial Owners in accordance with the procedures established by the Depositary and the Trustee, provided that if the Company shall give such notice, it shall also give such notice to the Trustee. Such mailing shall be by first class mail. The notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the holder of any Note shall not affect the validity of the proceedings for the redemption of any other Note. The notice shall state that a Change in Control has occurred or may occur and shall describe the event or circumstance which has resulted or may result in a Change in Control, shall be accompanied by a copy of any press release or other public announcement of the Change in Control event, and may state that the Company's obligation to redeem the Notes is subject to consummation of the Change in Control event. Concurrently with the mailing of any such notice of redemption, the Company shall (i) issue a press release announcing such redemption, (ii) publish such information once in a daily newspaper printed in the English language and of general circulation in the Borough of Manhattan, City of New York, New York, and
(iii) publish such information on the Company's website; it being understood that the form and content of such press release and such publications shall be determined by the Company in its sole discretion. None of the failure to issue any such press release nor make such publications nor any defect therein shall affect the validity of the redemption notice or any of the proceedings for the redemption of any Note called for redemption.

                  (c) In addition to the information specified in Section 3.3(b), if applicable, each such notice of redemption shall indicate that the Company has exercised its right to redeem the Notes in respect of which notice is given and shall specify the aggregate principal amount of Notes to be redeemed, the CUSIP number or numbers of the Notes being redeemed, the date fixed for redemption (which shall be a Business Day), the redemption price at which Notes are to be redeemed, the place or places of payment that payment will be made upon presentation and surrender of such Notes, including any procedures applicable to a redemption to be accomplished through book-entry transfer, that accrued and unpaid interest to (but excluding) the date fixed for redemption will be paid as specified in said notice, and that on and after said date interest thereon or on the portion thereof to be redeemed (as the case may be) will cease to accrue. Such notice shall also state the current Conversion Price and the date on which the right to convert such Notes or portions thereof into Common Stock will expire. If fewer than all the Notes are to be redeemed, the notice of redemption shall identify the Notes to be redeemed (including CUSIP numbers). In the event any Note represented by a certificate is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that, on and after the date fixed for redemption, upon presentation and surrender of such Note, a new Note or Notes in an aggregate principal amount equal to the unredeemed portion thereof will be issued without cost to the holder of such Note.

                  (d) If the Company gives notice of redemption as provided in this Section 3.3, then the Company shall, on the date fixed for redemption, before 12:00 p.m., New York City time, with respect to: (i) Notes held by the Depositary or its nominees, deposit or cause to be deposited, irrevocably with the Trustee or any paying agent an amount of money sufficient to redeem on the date fixed for redemption all the Notes so called for redemption (other than those theretofore surrendered for conversion into Common Stock) at the applicable redemption price, together with accrued and unpaid interest, if any, to, but excluding, the date fixed for redemption and shall give the Trustee or any paying agent irrevocable instructions and authority to pay such amount to holders of such Notes upon book-entry transfer of such Notes to the Trustee's account at the Depositary; (ii) Notes held in certificated form, deposit or cause to be deposited, irrevocably with the Trustee an amount of money sufficient to redeem on the date fixed for redemption all the Notes so called for redemption (other than those theretofore surrendered for conversion into Common Stock) at the applicable redemption price, together with accrued and unpaid interest, if any, to, but excluding, the date fixed for redemption and shall give the Trustee irrevocable instructions and authority to pay such amount to holders of such Notes upon surrender of their certificates evidencing such Notes.

                  (e) Payment of the redemption price for Notes, together with accrued and unpaid interest, if any, to, but excluding, the date fixed for redemption is conditioned upon book-entry transfer or physical delivery of certificates representing the Notes, together with any necessary endorsements, to the Trustee, or the Trustee's account at the Depositary, at any time after delivery of the notice of redemption. The Company shall be entitled to retain any interest, yield or gain on amounts deposited with the Trustee or any paying agent pursuant to this Section 3.3 in excess of the amounts required hereunder to pay the redemption price and accrued and unpaid interest to, but excluding, the date fixed for redemption. Payment of the redemption price for the Notes, together with accrued and unpaid interest to (but excluding) the date fixed for redemption, will be made: (i) if book-entry transfer or physical delivery of the Notes has been made by or on the date fixed for redemption, on the date fixed for redemption, or (ii) if book-entry transfer or physical delivery of the Notes has not been made by or on such date, at the time of book-entry transfer or physical delivery of the Notes. If any Note called for redemption is converted into Common Stock pursuant to Article XV prior to the date fixed for redemption, any money deposited with the Trustee or any paying agent or segregated and held in trust for the redemption of such Note shall be paid to the Company or, if then held by the Company, shall be discharged from such trust. Whenever any Notes are to be redeemed pursuant to Section 3.1 or 3.2, the Company will give the Trustee written notice in the form of an Officers' Certificate not fewer than sixty (60) days (or such shorter period of time as may be acceptable to the Trustee) prior to the date fixed for redemption as to the aggregate principal amount of Notes to be redeemed.

                  (f) If less than all of the outstanding Notes are to be redeemed, the Trustee shall select the Notes or portions thereof of the Global Note or the Notes in certificated form to be redeemed (in principal amounts of $50 or integral multiples thereof) by lot, on a pro rata basis or by another method the Trustee deems fair and appropriate in its sole discretion. If a portion of a holder's Notes are selected for redemption pursuant to Section 3.1 and such holder elects to convert a portion of its Notes into Common Stock pursuant to Article XV prior to the date fixed for redemption, then such converted portion shall be deemed to be taken from the portion selected for redemption. The Notes (or portions thereof) so selected shall be deemed duly selected for redemption for all purposes hereof, notwithstanding that any such
Note is submitted for conversion, into Common Stock pursuant to Article XV, in whole or in part, before the mailing of the notice of redemption. In the event any Note represented by a certificate is to be redeemed in part only, upon presentation of such Note, the Company shall execute and the Trustee shall authenticate and deliver to the holder of such Note, at the expense of the Company, a new Note or Notes in an aggregate principal amount equal to the unredeemed portion of such Note.

                  (g) Upon any redemption of less than all of the outstanding Notes, the Company and the Trustee may (but need not), solely for purposes of determining the pro rata allocation among such Notes as are unconverted and outstanding at the time of redemption, treat as outstanding any Notes surrendered for conversion into Common Stock pursuant to Article XV, during the period of fifteen (15) days immediately preceding the mailing of a notice of redemption, and may (but need not) treat as outstanding any Note authenticated and delivered during such period in exchange for the unconverted portion of any Note converted into Common Stock pursuant to Article XV, in part during such period.

         SECTION 3.4 PAYMENT OF NOTES CALLED FOR REDEMPTION BY COMPANY. If notice of redemption has been given as provided above, the Notes or portion of Notes with respect to which such notice has been given shall, unless converted into Common Stock pursuant to Article XV, become due and payable on the date and at the place or places stated in such notice at the applicable redemption price, together with accrued and unpaid interest to, but excluding, the date fixed for redemption, and if the Trustee or any paying agent holds, in accordance with this Section 3.4, money sufficient to pay the redemption price of the Notes called for redemption, together with accrued and unpaid interest to, but excluding, the date fixed for redemption, on and after said date (unless the Company shall default in the payment of such Notes at the redemption price, together with accrued and unpaid interest to, but excluding, said date, in which case the Notes will remain outstanding and interest shall continue to accrue until the Company pays the redemption price, together with accrued and unpaid interest to (but excluding) the date of such payment)) interest on the Notes or portion of Notes called for redemption shall cease to accrue, such Notes shall be deemed to be no longer outstanding and, except as provided in Sections 8.5 and 13.4, shall cease to be entitled to any benefit or security under this Indenture, such Notes shall cease after the close of business on the Business Day immediately preceding the date fixed for redemption to be convertible into Common Stock and the holders thereof shall have no right in respect of such Notes except the right to receive the redemption price thereof and accrued and unpaid interest to, but excluding, the date fixed for redemption, without interest thereon. On presentation and surrender of such Notes via book-entry transfer or physical delivery, such Notes to be redeemed shall be paid and redeemed by the Company at the applicable redemption price, together with payment of accrued and unpaid interest thereon to, but excluding, the date fixed for redemption; provided that, if the date fixed for redemption is after a record date and on or before the corresponding interest payment date, holders of such Notes registered as such on such record date, subject to the terms and provisions of Section 2.3 hereof, shall be entitled to receive the interest payable on such Notes on the corresponding interest payment date, and the amount payable to holders of such Notes on the date fixed for redemption will not include any amount in respect of interest payable on such corresponding interest payment date.

         Upon presentation of any Note redeemed in part only, the Company shall execute and the Trustee shall authenticate and deliver to the holder thereof, at the expense of the Company, a new Note or Notes, of authorized denominations, in principal amount equal to the unredeemed portion of the Notes so presented.

         Notwithstanding the foregoing, the Trustee shall not redeem any Notes or mail any notice of redemption during the continuance of a default in payment of interest or premium, if any, on the Notes or of any Event of Default of which, in the case of any Event of Default other than under Section 7.1(a) or (b), a Responsible Officer of the Trustee has knowledge.

         SECTION 3.5 RESERVED.

         SECTION 3.6 REQUIRED PURCHASE AT OPTION OF HOLDER UPON A CHANGE IN CONTROL.

                  (a) If there shall occur a Change in Control at any time prior to the Maturity Date, and the Company does not elect to exercise the right to redeem the Notes in whole pursuant to Section 3.2, Notes shall be purchased by the Company, at the option of the holders thereof, in whole or in part (in integral multiples of $50) as of the date (the "Change in Control Purchase Date") specified by the Company that is 45 calendar days (or if such day is not a Business Day, then the next succeeding Business Day) after the Company, or at its request, the Trustee, has mailed written notice of such Change in Control to holders of the Notes as set forth below, subject to satisfaction by or on behalf of any holder of the requirements set forth below, for cash at a purchase price equal to one-hundred percent (100%) of the aggregate principal amount thereof, together with accrued and unpaid interest, if any, to, but excluding, the Change in Control Purchase Date.

                  (b) Within 30 calendar days after the effective date of the event or circumstance resulting in a Change in Control, the Company, or at its written request (which must be received by the Trustee at least five (5) Business Days prior to the date the Trustee is requested to give notice unless a shorter period is agreed to by the Trustee), the Trustee, in the name of and at the expense of the Company, shall mail a written notice of the Change in Control to the holders of Notes at their last addresses as the same appear on the Company's Note register and to the Beneficial Owners in accordance with the procedures established by the Depositary and the Trustee, as of the date of the Change in Control; provided that if the Company shall give such notice, it shall also give such notice to the Trustee. Such mailing shall be by first class mail. The notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the holder of any Note shall not affect the validity of the proceedings for the purchase of any other Note. Concurrently with the mailing of any such notice of Change in Control, the Company shall (i) issue a press release announcing the Change in Control, (ii) publish such information once in a daily newspaper printed in the English language and of general circulation in the Borough of Manhattan, City of New York, New York, and (iii) publish such information on the Company's website; it being understood that the form and content of such press release and such publications shall be determined by the Company in its sole discretion. None of the failure to issue any such press release nor make such publications nor any defect therein shall affect the validity of the notice of Change in Control or any of the proceedings for the purchase of any Note. The notice shall include the form of a Change in Control Purchase Notice to be completed by the holder and a copy of any press release or other public announcement of the Change in Control event, and shall state:

                           (i) that a Change in Control has occurred or may
occur (including a description of the event or circumstance which has or may result in a Change in Control), and that, as a result, the holders of Notes have certain purchase rights;

                           (ii) the Change in Control Purchase Date;

                           (iii) the date by which the Change in Control
Purchase Notice pursuant to this Section 3.6 must be given;

                           (iv) the purchase price that will be payable with
respect to the Notes as of the Change in Control Purchase Date;

                           (v) that, on the Change in Control Purchase Date, if
the Change in Control Purchase Notice is timely given, the purchase price of the Notes subject to such Change in Control Purchase Notice, together with accrued and unpaid interest, if any, to, but excluding, the Change in Control Purchase Date, will become due and payable and interest on such Notes shall cease to accrue;

                           (vi) the name and address of the Trustee;

                           (vii) the Conversion Price then in effect;

                           (viii) that Notes as to which a Change in Control
Purchase Notice has been given may be converted into Common Stock only to the extent that the Change in Control Purchase Notice has been withdrawn in accordance with the terms of this Section 3.6;

                           (ix) the procedures that the holder of Notes must
follow to exercise its rights under this Section 3.6;

                           (x) the procedures for withdrawing a Change in
Control Purchase Notice, including a form of notice of withdrawal; and

                           (xi) that the Company's obligation to redeem the
Notes may be subject to the consummation of the Change in Control event.

         If any of the Notes is in the form of a Global Note, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary and the Trustee applicable to the purchase of Notes represented by the Global Note.

                  (c) A holder of Notes may exercise its rights pursuant to this
Section 3.6 upon delivery of a written notice (a form of which is set forth on the reverse of the Note) duly completed, which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Notes represented by a Global Note, may be delivered electronically or by other means in accordance with the Depositary's customary procedures, of the exercise of such rights (a "Change in Control Purchase Notice") to the Trustee at any time prior to the close of business on the Business Day immediately before the Change in Control Purchase Date. Payment of the purchase price for Notes, together with accrued and unpaid interest, if any, to, but excluding, the Change in Control Purchase Date, is conditioned upon (i) timely delivery of a completed Change in Control Purchase Notice and (ii) book-entry transfer or physical delivery of the Notes, together with any necessary endorsements, to the Trustee, or to the Trustee's account at the Depositary, at any time after timely delivery of the Change in Control Purchase Notice. If a holder timely delivers its Change in Control Purchase Notice, payment of the purchase price for the Notes, together with accrued and unpaid interest, if any, to, but excluding, the Change in Control Purchase Date, will be made: (i) if book-entry transfer of or physical delivery of the Notes has been made by or on the Change in Control Purchase Date, on the Change in Control Purchase Date, or
(ii) if book-entry transfer of or physical delivery of the Notes has not been made by or on such date, at the time of book-entry transfer of or physical delivery of the Notes.

                  (d) Notwithstanding anything herein to the contrary, any holder of Notes delivering to the Trustee the Change in Control Purchase Notice shall have the right to withdraw such Change in Control Purchase Notice in whole or as to a portion of such holder's Notes that is an integral multiple of $50 at any time prior to the close of business on the Business Day before the Change in Control Purchase Date (unless the Company shall default in the payment of the purchase price, together with accrued and unpaid interest to (but excluding) the Change in Control Purchase Date, in which case, such withdrawal shall be permitted until the Company pays the purchase price, together with accrued and unpaid interest to (but excluding) the date of such payment) by delivery of a written notice of withdrawal to the Trustee in accordance with the provisions of this Section 3.6 specifying:

                           (i) the principal amount of Notes, in integral
multiples of $50, with respect to which such notice of withdrawal is being submitted;

                           (ii) if certificated Notes have been issued, the
certificate numbers for such shares in respect of which such notice of withdrawal is being submitted or, if such Notes are in the form of a Global Note, such information as is required by the Depositary; and

                           (iii) the principal amount of Notes, if any, that
remain subject to the original Change in Control Purchase Notice and have been or will be delivered for purchase by the Company.

                  The Trustee shall promptly notify the Company of the receipt by it of any Change in Control Purchase Notice or written withdrawal thereof. The Trustee will promptly return to the respective holders thereof any Notes with respect to which a Change in Control Purchase Notice has been withdrawn in compliance with this Section 3.6, in which case, upon such return, the Change in Control Purchase Notice with respect thereto shall be deemed to have been withdrawn. Any money deposited with the Trustee or any paying agent or segregated and held in trust for the purchase of Notes as to which a Change in Control Purchase Notice has been withdrawn shall be paid to the Company or, if then held by the Company, shall be discharged from such trust.

                  (e) Anything herein to the contrary notwithstanding, in the case of Notes held pursuant to a Global Note, any Change in Control Purchase Notice may be delivered or withdrawn and the Notes in respect of such Global Note may be delivered for purchase or withdrawn in accordance with the applicable procedures of the Depositary as in effect from time to time.

                  (f) The Company shall, on the Change in Control Purchase Date, before 12:00 p.m., New York City time, with respect to: (i) all Notes or portions thereof which are to be purchased pursuant to this Section 3.6 and are held by the Depositary or its nominees, deposit or cause to be deposited, irrevocably with the Trustee or any paying agent an amount of money sufficient to pay the aggregate purchase price of all Notes or portions thereof which are to be purchased pursuant to this Section 3.6 plus an amount equal to the accrued and unpaid interest, if any, to (but excluding) the Change in Control Purchase Date, and shall give the Trustee or any paying agent irrevocable instructions and authority to pay such amount to holders of such Notes upon book-entry transfer of such Notes to the Trustee's account at the Depositary; and (ii) all Notes or portions thereof which are to be purchased pursuant to this Section 3.6 and are held in certificated form, deposit or cause to be deposited, irrevocably with the Trustee an amount of money sufficient to pay the aggregate purchase price of all Notes or portions thereof which are to be purchased pursuant to this Section 3.6 plus an amount equal to the accrued and unpaid interest, if any, to (but excluding) the Change in Control Purchase Date, and shall give the Trustee irrevocable instructions and authority to pay such amount to holders of the certificates evidencing such Notes upon surrender of the certificates evidencing such Notes. The Company shall be entitled to retain any interest, yield or gain on funds deposited with the Trustee or any paying agent pursuant to this Section 3.6 in excess of the amounts required to pay the purchase price, together with accrued and unpaid interest to (but excluding) the Change in Control Purchase Date.

                  (g) If a Change in Control Purchase Notice has been given as provided above, the purchase price of the Notes or portion of the Notes with respect to which such Change in Control Purchase Notice has been given shall, unless such Change in Control Purchase Notice is withdrawn pursuant to this
Section 3.6, become due and payable on the Change in Control Purchase Date together with accrued and unpaid interest to, but excluding, the Change in Control Purchase Date and if the Trustee or any paying agent holds, in accordance with this Section 3.6, money sufficient to pay the purchase price of the Notes to be purchased, together with accrued and unpaid interest to, but excluding, the Change in Control Purchase Date, on and after the Change in Control Purchase Date (unless the Company shall default in the payment of the purchase price, together with accrued and unpaid interest to, but excluding, the Change in Control Purchase Date, in which case the Notes will remain outstanding and interest shall continue to accrue until the Company pays the purchase price, together with accrued and unpaid interest to (but excluding) the date of such payment), interest on such Notes shall cease to accrue, such Notes shall be deemed no longer outstanding and, except as provided in Sections 8.5 and 13.4, shall cease to be entitled to any benefit or security under this Indenture, the holders of such Notes shall no longer have the right to withdraw any Change in Control Purchase Notice in respect of such Notes after the close of business on the Business Day immediately preceding the Change in Control Purchase Date and the holders thereof shall have no right in respect of such Notes except the right to receive the purchase price thereof and accrued and unpaid interest to, but excluding, the Change in Control Purchase Date, without interest thereon. Notes in respect of which a Change in Control Purchase Notice has been given by the holder thereof may not be converted into shares of Common Stock on or after the date of the delivery of such Change in

Control Purchase Notice unless such Change in Control Purchase Notice has first been validly withdrawn as specified in this Section 3.6. On presentation and surrender of such Notes via book-entry transfer or physical delivery, such Notes to be purchased shall be paid and purchased by the Company at the purchase price, together with payment of accrued and unpaid interest thereon to, but excluding, the Change in Control Purchase Date; provided that, if the Change in Control Purchase Date falls after a record date and on or before the corresponding interest payment date holders of such Notes registered as such on such record date, subject to the terms and provisions of Section 2.3 hereof, shall be entitled to receive the interest payable on such Notes on the corresponding interest payment date, and the amount payable to holders of such Notes on the Change in Control Purchase Date will not include any amount in respect of interest payable on such corresponding interest payment date.

                  (h) Upon presentation of any Note purchased in part only, the Company shall execute and the Trustee shall authenticate and deliver to the holder thereof, at the expense of the Company, a new Note or Notes, in an aggregate principal amount equal to the unpurchased portion of such Note.

                  (i) The Company shall comply with any applicable provisions of Rule 13e-4 and any other tender offer rules under the Exchange Act (including, without limitation, a filing on Schedule TO or other schedule) to the extent then applicable in connection with the purchase rights of the holders of the Notes pursuant to this Section 3.6.

                  (j) To the extent the Company has insufficient funds to purchase all Notes for which the Trustee has received a Change in Control Purchase Notice that has not subsequently been withdrawn, the Trustee shall select the Notes or portions thereof of the Global Note or the Notes in certificated form to be purchased (in principal amounts of $50 or integral multiples thereof) from the Notes for which the Trustee has received a Change in Control Purchase Notice that has not subsequently been withdrawn by lot, on a pro rata basis or by another method the Trustee deems fair and appropriate in its sole discretion. To the extent the Company has insufficient funds to purchase all Notes for which the Trustee has received a Change in Control Purchase Notice that has not subsequently been withdrawn, the Company and the Trustee may (but need not), solely for purposes of determining the pro rata allocation among such Notes as are unconverted and outstanding on the Change in Control Purchase Date, treat as outstanding any Notes surrendered for conversion into Common Stock pursuant to Article XV, during the period of fifteen (15) days immediately preceding the mailing of the notice of Change in Control pursuant to
Section 3.6(b), and may (but need not) treat as outstanding any Note authenticated and delivered during such period in exchange for the unconverted portion of any Note converted into Common Stock pursuant to Article XV, in part during such period.

                  (k) The Company shall not be required to purchase any Notes upon the occurrence of a Change in Control if a third party makes an offer to purchase the Notes in the manner, for the amount, at the times and otherwise in compliance with the requirements described in this Section 3.6 and purchases all Notes for which the Trustee has received a Change in Control Purchase Notice that has not subsequently been withdrawn.

                  (l) In the event of a reclassification, change, consolidation, merger, combination, sale or conveyance to which clause (i) of Section 12.1 applies as a result of which the Common Stock issuable upon conversion of the Notes changed or exchanged into the right to receive stock, securities or other property or assets (including cash), which includes Common Stock or common stock of another person that are, or upon issuance will be, traded on a United States national securities exchange or approved for trading on an established automated over-the-counter trading market in the United States and such shares constitute at the time such change or exchange becomes effective in excess of fifty percent (50%) of the aggregate fair market value of such stock, securities or other property or assets (including cash) (as determined by the Company, which determination shall be conclusive and binding), then the person formed by such consolidation or resulting from such merger or that acquires such assets, as the case may be, shall execute and deliver to the Trustee a supplemental indenture (accompanied by an Opinion of Counsel that such supplemental indenture complies with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) modifying the provisions of this Indenture relating to the right of holders of the Notes to cause the Company to purchase the Notes following a Change in Control, including without limitation the applicable provisions of this Section 3.6 and the definitions of Common Stock and Change in Control, as appropriate, as determined in good faith by the Company (which determination shall be conclusive and binding), to make such provisions apply to such other person if different from the Company and the common stock issued by such Person (in lieu of the Company and the Common Stock, respectively).

                                   ARTICLE IV

                             SUBORDINATION OF NOTES

         SECTION 4.1 AGREEMENT OF SUBORDINATION. The Company covenants and agrees, and each holder of Notes issued hereunder by his, her or its acceptance thereof likewise covenants and agrees, that all Notes shall be issued subject to the provisions of this Article IV; and each person holding any Note, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees to be bound by such provisions.

         The payment of the principal of, premium, if any, and interest on all Notes (including, but not limited to, the redemption price with respect to the Notes called for redemption in accordance with Section 3.3 and the purchase price with respect to Notes tendered for purchase in accordance with Section 3.6) issued hereunder shall, to the extent and in the manner hereinafter set forth, be subordinated and subject in right of payment to the prior payment in full in cash or other payment satisfactory to holders of Senior Indebtedness of all Senior Indebtedness.

         No provision of this Article IV shall prevent the occurrence of any default or Event of Default hereunder.

         SECTION 4.2 PAYMENTS TO NOTEHOLDERS. No payment shall be made with respect to the principal of, or premium, if any, or interest on the Notes (including, but not limited to, the redemption price with respect to the Notes called for redemption in accordance with Section 3.3 and the purchase price with respect to Notes tendered for purchase in accordance with Section

3.6), except payments and distributions made by the Trustee as permitted by the first or second paragraph of Section 4.5, if:

                  (a) a default in the payment of principal, premium, if any, interest, or other obligations due on any Senior Indebtedness occurs and is continuing (or, in the case of Senior Indebtedness for which there is a period of grace, in the event of such a default that continues beyond the period of grace, if any, specified in the instrument or lease evidencing such Senior Indebtedness), unless and until such default shall have been cured or waived or shall have ceased to exist; or

                  (b) a default, other than a payment default, on a Senior Indebtedness occurs and is continuing that then permits holders of such Senior Indebtedness to accelerate its maturity and the Trustee receives a notice of the default (a "Payment Blockage Notice") from the Company or holder or Representative of Senior Indebtedness.

         If the Trustee receives any Payment Blockage Notice pursuant to clause
(b) above, no subsequent Payment Blockage Notice shall be effective for purposes of this Section unless and until (A) at least 365 days shall have elapsed since the effectiveness of the immediately prior Payment Blockage Notice, and (B) all scheduled payments of principal, premium, if any, and interest on the Notes that have come due have been paid in full in cash. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice.

         The Company may and shall resume payments on and distributions in respect of the Notes upon the earlier of:

                  (1) the date upon which the default is cured or waived or ceases to exist, or

                  (2) in the case of a default referred to in clause (b) above, the earlier of (x) the date such default is cured or waived or ceases to exist or (y) the date that is 179 days after a Payment Blockage Notice is received if the maturity of such Senior Indebtedness has not been accelerated, unless this Article IV otherwise prohibits the payment or distribution at the time of such payment or distribution.

         Upon any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or total or partial liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due or to become due upon all Senior Indebtedness shall first be paid in full, in cash or other payment satisfactory to the holders of Senior Indebtedness or payment thereof provided for in cash or other payment satisfactory to the holders of Senior Indebtedness, before any payment is made on account of the principal (and premium, if any) or interest on the Notes (except payments made pursuant to
Article XIII from monies deposited with the Trustee pursuant thereto prior to the happening of such dissolution, winding-up, liquidation or reorganization or bankruptcy, insolvency, receivership or other such proceedings); and upon any such dissolution or winding-up or liquidation or reorganization or bankruptcy, insolvency, receivership or other such proceedings, any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the holders of the Notes or the Trustee under this Indenture would be entitled, except for the provision of this Article IV, shall (except as aforesaid) be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, or by the holders of the Notes or by the Trustee under this Indenture if received by them or it, directly to the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders or as otherwise required by law or a court order) or their respective Representative or Representatives, as their respective interests may appear, to the extent necessary to pay all Senior Indebtedness in full in cash or other payment satisfactory to holders of Senior Indebtedness after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness, before any payment or distribution is made to the holders of the Notes or to the Trustee under this Indenture.

         In the event of the acceleration of the Notes pursuant to Article VII, no payment or distribution shall be made to the Trustee or any holder of Notes in respect of the principal of, premium, if any, or interest on the Notes (including, but not limited to, the redemption price with respect to the Notes called for redemption in accordance with Section 3.3 and the purchase price with respect to Notes tendered for purchase in accordance with Section 3.6), except payments and distributions made by the Trustee as permitted by the first or second paragraph of Section 4.5, until all Senior Indebtedness has been paid in full in cash or other payment satisfactory to the holders of Senior Indebtedness or such acceleration is rescinded in accordance with the terms of this Indenture. If payment of the Notes is accelerated pursuant to Article VII, the Company shall promptly notify holders of Senior Indebtedness of such acceleration.

         In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (including, without limitation, by way of set-off or otherwise), prohibited by the foregoing, shall be received by the Trustee under this Indenture or by any holders of the Notes before all Senior Indebtedness is paid in full in cash or other payment satisfactory to holders of Senior Indebtedness, or provision is made for in cash or other payment satisfactory to holders of Senior Indebtedness, such payment or distribution shall be held by the recipient or recipients in trust for the benefit of, and shall be immediately paid over or delivered to, the holders of Senior Indebtedness or their respective Representative or Representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, as calculated by the Company, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in cash or other payment satisfactory to the holders of Senior Indebtedness, after giving effect to any concurrent payment or distribution (or provision therefor) to or for the holders of such Senior Indebtedness.

         For purposes of this Article IV, the words "cash, property or securities" shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated (at least to the extent provided in this Article IV with respect to the Notes) to the payment of all Senior Indebtedness which may at the time be outstanding; provided that (i) the Senior Indebtedness is assumed by the new corporation, if any, resulting from such reorganization or adjustment, and (ii) the rights of the holders of Senior Indebtedness (other than leases which are not assumed by the Company or by the new corporation, as the case may be) are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided for in Article XII shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 4.2 if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article XII.

         Nothing in this Section 4.2 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 8.6. This Section 4.2 shall be subject to the further provisions of Section 4.5.

         SECTION 4.3 SUBROGATION OF NOTES. Subject to the payment in full of all Senior Indebtedness, the rights of the holders of the Notes shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Indebtedness pursuant to the provisions of this Article IV (equally and ratably with the holders of all indebtedness of the Company which by its express terms is subordinated to other indebtedness of the Company to substantially the same extent as the Notes are subordinated and is entitled to like rights of subrogation) to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Indebtedness until the principal of (and premium, if any) and interest on the Notes shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the holders of the Notes or the Trustee would be entitled except for the provisions of this Article IV, and no payment over pursuant to the provisions of this Article IV, to or for the benefit of the holders of Senior Indebtedness by holders of the Notes or the Trustee, shall, as between the Company, its creditors other than holders of Senior Indebtedness, and the holders of the Notes, be deemed to be a payment by the Company to or on account of the Senior Indebtedness; and no payments or distributions of cash, property or securities to or for the benefit of the holders of the Notes pursuant to the subrogation provisions of this Article IV, which would otherwise have been paid to the holders of Senior Indebtedness shall be deemed to be a payment by the Company to or for the account of the Notes. It is understood that the provisions of this Article IV are and are intended solely for the purposes of defining the relative rights of the holders of the Notes, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

         Nothing contained in this Article IV or elsewhere in this Indenture or in the Notes is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Indebtedness, and the holders of the Notes, the obligation of the Company, which is absolute and unconditional, to pay to the holders of the Notes the principal of (and premium, if any) and interest on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the holders of the Notes and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or the holder of any Note from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article IV of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

         Upon any payment or distribution of assets of the Company referred to in this Article IV, the Trustee, subject to the provisions of Section 8.1, and the holders of the Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Trustee or to the holders of the Notes, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article IV.

         SECTION 4.4 AUTHORIZATION BY NOTEHOLDERS. Each holder of a Note by his, her or its acceptance thereof authorizes and directs the Trustee on his, her or its behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article IV and appoints the Trustee his, her or its attorney-in-fact for any and all such purposes.

         SECTION 4.5 NOTICE TO TRUSTEE. The Company shall give prompt written notice in the form of an Officers' Certificate to a Responsible Officer of the Trustee and to any paying agent of any fact known to the Company which would prohibit the making of any payment of monies to or by the Trustee or any paying agent in respect of the Notes pursuant to the provisions of this Article IV. Notwithstanding the provisions of this Article IV or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any Senior Indebtedness or of any default or event of default with respect to any Senior Indebtedness or of any other facts which would prohibit the making of any payment of monies to or by the Trustee in respect of the Notes pursuant to the provisions of this Article IV, unless and until a Responsible Officer of the Trustee shall have received written notice thereof at the Corporate Trust Office from the Company (in the form of an Officers' Certificate) or a holder or holders or Representative of Senior Indebtedness who shall have been certified by the Company or otherwise established to the reasonable satisfaction of the Trustee to be such holder or Representative; and before the receipt of any such written notice, the Trustee, subject to the provisions of Section 8.1, shall be entitled in all respects to assume that no such facts exist; provided that if on a date at least two (2) Business Days prior to the date upon which by the terms hereof any such monies may become payable for any purpose (including, without limitation, the payment of the principal of, or premium, if any, or interest on any Note), the Trustee shall not have received with respect to such monies the notice provided for in this Section 4.5, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such monies and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date.

         Notwithstanding anything to the contrary hereinbefore set forth, nothing shall prevent (a) any payment by the Company or the Trustee to the Noteholders of amounts in connection with (i) a redemption of Notes if notice of such redemption has been given to the holders of Notes in compliance with Section 3.3 prior to the receipt by the Trustee of written notice as aforesaid, or (ii) a purchase of Notes tendered for purchase if the Change in Control Purchase Notice has been received in compliance with
Section 3.6 prior to the receipt by the Trustee of written notice as aforesaid; or (b) any payment by the Trustee to the Noteholders of monies deposited with it pursuant to Section 13.1.

         The Trustee, subject to the provisions of Section 8.1, shall be entitled to rely on the delivery to it of a written notice by a person representing himself, herself or itself to be a holder of Senior Indebtedness (or a Representative on behalf of such holder) to establish that such notice has been given by a holder of Senior Indebtedness or a Representative on behalf of any such holder or holders. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article IV, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such person under this Article IV, and if such evidence is not furnished the Trustee may defer any payment to such person pending judicial determination as to the right of such person to receive such payment.

         SECTION 4.6 TRUSTEE'S RELATION TO SENIOR INDEBTEDNESS. The Trustee and any agent of the Company or the Trustee in its individual capacity shall be entitled to all the rights set forth in this Article IV in respect of any Senior Indebtedness at any time held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in Section 8.13 or elsewhere in this Indenture shall deprive the Trustee or any such agent of any of its rights as such holder. Nothing in this Article IV shall apply to claims of, or payments to, the Trustee under or pursuant to Section 8.6.

         With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article IV, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and, subject to the provisions of Sections 4.2, 4.5 and 8.1, the Trustee shall not be liable to any holder of Senior Indebtedness if it shall pay over or deliver to holders of Notes, the Company or any other person money or assets to which any holder of Senior Indebtedness shall be entitled by virtue of this Article IV or otherwise.

         SECTION 4.7 NO IMPAIRMENT OF SUBORDINATION. No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

         SECTION 4.8 CERTAIN CONVERSIONS NOT DEEMED PAYMENT. For the purposes of this Article IV only, (1) the issuance and delivery of junior securities upon
(i) conversion of Notes in accordance with Article XV shall not be deemed to constitute a payment or distribution on account of the principal of (or premium, if any) or interest on Notes or on account of the purchase or other acquisition of Notes, and will therefor not be subject to the subordination provisions of
Article IV and (2) the payment, issuance or delivery of cash (except in satisfaction of fractional shares pursuant to Section 15.3), property or securities (other than junior securities) upon conversion of a Note shall be deemed to constitute payment on account of the principal of such Note. For the purposes of this Section, the term "junior securities" means (a) shares of any stock of any class of the Company and (b) securities of the Company which are subordinated in right of payment to all Senior Indebtedness which may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Notes are so subordinated as provided in this Article. Nothing contained in this Article or elsewhere in this Indenture or in the Notes is intended to or shall impair, as among the Company, its creditors other than holders of Senior Indebtedness and the holders of the Notes, the right, which is absolute and unconditional, of the holder of any Note to convert such Note in accordance with Article XV.

         SECTION 4.9 ARTICLE APPLICABLE TO PAYING AGENTS. If at any time any paying agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall (unless the context otherwise requires) be construed as extending to and including such paying agent within its meaning as fully for all intents and purposes as if such paying agent were named in this Article in addition to or in place of the Trustee; provided, however, that the first paragraph of Section 4.5 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as paying agent.

         SECTION 4.10 SENIOR INDEBTEDNESS ENTITLED TO RELY. The holders of Senior Indebtedness shall have the right to rely upon this Article IV, and no amendment or modification of the provisions contained herein shall diminish the rights of such holders unless such holders shall have agreed in writing thereto.

                                    ARTICLE V

                       PARTICULAR COVENANTS OF THE COMPANY

         SECTION 5.1 PAYMENT OF PRINCIPAL, PREMIUM AND INTEREST. The Company covenants and agrees that it will duly and punctually pay or cause to be paid the principal of and premium, if any, and interest on each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes.

         SECTION 5.2 MAINTENANCE OF OFFICE OR AGENCY. The Company will maintain in the Borough of Manhattan, The City of New York, New York, an office or agency where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment or for conversion or redemption or purchase and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not designated or appointed by the Trustee. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office, or the office or agency of the Trustee or an Affiliate of the Trustee, in the Borough of Manhattan, The City of New York, New York.

         The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, New York, for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         The Company hereby initially designates the Trustee as paying agent, Note registrar, Custodian and conversion agent. The Corporate Trust Office and the office or agency of the Trustee in the Borough of Manhattan, The City of New York, New York (which shall initially be The Bank of New York Trust Company, N.A. located at 101 Barclay Street, New York, NY 10286) shall be considered as one such office or agency of the Company for each of the aforesaid purposes.

         So long as the Trustee is the Note registrar, the Trustee agrees to mail, or cause to be mailed, the notices set forth in Section 8.10(a) and the third paragraph of Section 8.11.

         SECTION 5.3 APPOINTMENTS TO FILL VACANCIES IN TRUSTEE'S OFFICE. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 8.10, a Trustee, so that there shall at all times be a Trustee hereunder.

         SECTION 5.4 PROVISIONS AS TO PAYING AGENT.

                  (a) If the Company shall appoint a paying agent other than the Trustee, the Company will cause such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 5.4:

                           (1) that it will hold all sums held by it as such
                  agent for the payment of the principal of and premium, if any, or interest on the Notes (whether such sums have been paid to it by the Company or by any other obligor on the Notes) in trust for the benefit of the holders of the Notes;

                           (2) that it will give the Trustee written notice of
                  any failure by the Company (or by any other obligor on the Notes) to make any payment of the principal of and premium, if any, or interest on the Notes when the same shall be due and payable; and

                           (3) that at any time during the continuance of an
                  Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

         The Company shall, on or before each due date of the principal of, premium, if any, or interest on the Notes, deposit with the paying agent a sum (in funds which are immediately available) sufficient to pay such principal, premium, if any, or interest, and (unless such paying agent is the Trustee) the Company will promptly notify the Trustee in writing of any failure to take such action, provided that if such deposit is made on the due date, such deposit must be received by the paying agent by 10:00 a.m., New York City time, on such date.

                  (b) If the Company shall act as its own paying agent, it will, on or before each due date of the principal of, premium, if any, or interest on the Notes, set aside, segregate and hold in trust for the benefit of the holders of the Notes a sum sufficient to pay such principal, premium, if any, or interest so becoming due and will notify the Trustee in writing of any failure to take such action and of any failure by the Company (or any other obligor under the Notes) to make any payment of the principal of, premium, if any, or interest on the Notes when the same shall become due and payable.

                  (c) Anything in this Section 5.4 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Company or any paying agent hereunder as required by this Section 5.4, such sums to be held by the Trustee upon the trusts herein contained and upon such payment by the Company or any paying agent to the Trustee, the Company or such paying agent shall be released from all further liability with respect to such sums.

                  (d) Anything in this Section 5.4 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section
5.4 is subject to Sections 13.3 and 13.4.

         SECTION 5.5 EXISTENCE. Subject to Article XII, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence.

         SECTION 5.6 RESTRICTION AS TO DIVIDENDS. The Company covenants and agrees that so long as any Note is outstanding, no dividend (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Common Stock) shall be declared or paid or set apart for payment, and no other distribution shall be declared or made or set apart for payment, in each case upon the Common Stock, nor shall any Common Stock be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund or otherwise for the purchase or redemption of any shares of Common Stock), by the Company or any Subsidiary (except (A) by conversion into or exchange for Common Stock; or (B) repurchases of unvested shares of Common Stock at cost upon termination of the employment or consultancy of the holder thereof, provided such repurchases are approved by the Board of Directors in good faith) unless such dividend, distribution, redemption, purchase or acquisition is not declared, paid or made, or funds or other assets therefor set aside or made available for payment or distribution (whether by way of a sinking fund or otherwise), until December 31, 2007.

         SECTION 5.7 STAY, EXTENSION AND USURY LAWS. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

         SECTION 5.8 COMPLIANCE CERTIFICATE. The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year in which the Exchange Date falls), an Officers' Certificate, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

         The Company will deliver to the Trustee, forthwith upon becoming aware of any default in the performance or observance of any covenant, agreement or condition contained in this Indenture, or any Event of Default, an Officers' Certificate specifying with particularity such default or Event of Default and further stating what action the Company has taken, is taking or proposes to take with respect thereto.

         Any notice required to be given under this Section 5.8 shall be delivered to the Trustee at its Corporate Trust Office.

         SECTION 5.9 FURTHER INSTRUMENTS AND ACTS. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

                                   ARTICLE VI

                         NOTEHOLDERS' LISTS AND REPORTS
                         BY THE COMPANY AND THE TRUSTEE

         SECTION 6.1 NOTEHOLDERS' LISTS. The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee, quarterly, not more than fifteen (15) days after the _________ day of _________, _________,
_________ and _________ of each year beginning with the _________ day of
_________, _________, _________ or _________, immediately after the Exchange
Date, and at such other times as the Trustee may request in writing, within thirty (30) days after receipt by the Company of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form as the Trustee may reasonably require of the names and addresses of the holders of Notes as of a date not more than fifteen (15) days (or such other date as the

Trustee may reasonably request in order to so provide any such notices) prior to the time such information is furnished, except that no such list need be furnished so long as the Trustee is acting as Note registrar.

         SECTION 6.2 PRESERVATION AND DISCLOSURE OF LISTS.

               (a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the holders of Notes contained in the most recent list furnished to it as provided in Section 6.1 or maintained by the Trustee in its capacity as Note registrar, if so acting. The Trustee may destroy any list furnished to it as provided in
Section 6.1 upon receipt of a new list so furnished.

               (b) The rights of Noteholders to communicate with other holders of Notes with respect to their rights under this Indenture or under the Notes and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

               (c) Every Noteholder, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of holders of Notes made pursuant to the Trust Indenture Act.

         SECTION 6.3 REPORTS BY TRUSTEE.

                  (a) Within 60 days after May 1 of each year commencing with the year in which the Exchange Date falls, the Trustee shall transmit to holders of Notes such reports dated as of May 1 of the year in which such reports are made concerning the Trustee and its actions under this Indenture as may be required pursuant to Section 313 of the Trust Indenture Act at the times and in the manner provided pursuant thereto. In the event that no events have occurred under the applicable sections of the Trust Indenture Act, the Trustee shall be under no duty or obligation to provide such reports.

                  (b) A copy of such report shall, at the time of such transmission to holders of Notes, be filed by the Trustee with each stock exchange or automated quotation system upon which the Notes are listed, with the Commission and with the Company. The Company will notify the Trustee when the Notes are listed on any stock exchange or automated quotation system and when any such listing is discontinued.

         SECTION 6.4 REPORTS BY COMPANY.

                  (a) The Company (and any obligor upon the Notes) shall file with the Trustee and the Commission, and transmit to holders of Notes, such information, documents and other reports and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission.

                  (b) The Company will deliver to the Trustee (a) as soon as available and in any event within ninety (90) days after the end of each fiscal year of the Company (i) a consolidated balance sheet of the Company and its subsidiaries as of the end of such fiscal year and the related consolidated statements of operations, stockholders' equity and cash flows for such fiscal year, all reported on by an independent public accountant of nationally recognized standing and (ii) a report containing a management's discussion and analysis of the financial condition and results of operations and a description of the business and properties of the Company and (b) as soon as available and in any event within forty-five (45) days after the end of each of the first three quarters of each fiscal year of the Company an unaudited consolidated management's discussion and analysis of the financial condition and results of operations of the Company for such quarter; provided that the foregoing statements and reports shall not be required for any fiscal year or quarter, as the case may be, with respect to which the Company files or expects to file with the Trustee an annual report or quarterly report, as the case may be, pursuant to Section 6.4(a). The Trustee shall have no liability as regards the substance of the information provided by the Company or its agents pursuant to this
Section 6.4.

                                   ARTICLE VII

                              DEFAULTS AND REMEDIES

         SECTION 7.1 EVENTS OF DEFAULT. In case one or more of the following Events of Default (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall have occurred and be continuing:

                  (a) default in the payment of the principal of and premium, if any, on any of the Notes as and when the same shall become due and payable either at maturity or in connection with any redemption or purchase, by declaration or otherwise, whether or not such payment is prohibited by the provisions of Article IV; or

                  (b) default in the payment of any installment of interest, upon any of the Notes as and when the same shall become due and payable, and continuance of such default for a period of thirty (30) days, whether or not such payment is prohibited by the provisions of Article IV; or

                  (c) default in the Company's obligation to deliver shares of Common Stock, together with cash in lieu of any fractional shares, when due upon conversion of Notes as provided in Article XV, and continuance of such default for a period of ten (10) Business Days; or

                  (d) failure on the part of the Company to provide timely notice of a Change in Control as provided in Section 3.6(b); or

                  (e) failure on the part of the Company duly to observe or perform any other of the covenants or agreements on the part of the Company in the Notes or in this Indenture (other than a covenant or agreement a default in whose performance or whose breach is elsewhere in this Section specifically dealt with) continued for a period of forty-five (45) days after the date on which written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the Trustee, or to the Company and a Responsible Officer of the Trustee by the holders of at least 25% in aggregate principal amount of the outstanding Notes at the time outstanding determined in accordance with Section 9.4; or

                  (f) failure by the Company, or any current or future Subsidiary, to make any payment at maturity, including any applicable grace period, in respect of Indebtedness, in an amount in excess of $5,000,000 or the equivalent thereof in any other currency or composite currency and such failure shall have continued for a period of thirty (30) days after written notice thereof shall have been given to the Company by the Trustee, or to the Company and a Responsible Officer of the Trustee by the holders of at least 25% in aggregate principal amount of the outstanding Notes at the time outstanding determined in accordance with Section 9.4; or

                  (g) a default by the Company, or any current or future Subsidiary, with respect to any Indebtedness which default results in the acceleration of Indebtedness in an amount in excess of $5,000,000 or the equivalent thereof in any other currency or composite currency without such Indebtedness having been discharged or such acceleration having been cured, waived, rescinded or annulled for a period of thirty (30) days after written notice thereof shall have been given to the Company by the Trustee or to the Company and a Responsible Officer of the Trustee by the holders of at least 25% in aggregate principal amount of the outstanding Notes at the time outstanding determined in accordance with Section 9.4; or

                  (h) the Company or any current or future Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or

                  (i) an involuntary case or other proceeding shall be commenced against the Company or any current or future Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of ninety (90) consecutive days;

then, and in each and every such case (other than an Event of Default specified in Section 7.1(h) or (i)), unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding hereunder determined in accordance with Section 9.4, by notice in writing to the Company (and to the Trustee if given by Noteholders), may declare the principal of and premium, if any, on all the Notes and the interest accrued thereon to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Indenture or in the Notes contained to the contrary notwithstanding. If an Event of Default specified in
Section 7.1(h) or (i) occurs and is continuing, the principal of and premium, if any, on all the Notes and the interest accrued thereon shall be immediately due and payable. This provision, however, is subject to the conditions that if, at any time after the principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all Notes and the principal of and premium, if any, on any and all Notes which shall have become due otherwise than by acceleration (with interest on overdue installments of interest (to the extent that payment of such interest is enforceable under applicable law) and on such principal and premium, if any, at the rate borne by the Notes, to the date of such payment or deposit) and amounts due to the Trustee pursuant to Section 8.6, and if any and all defaults under this Indenture, other than the nonpayment of principal of and premium, if any, and accrued interest on Notes which shall have become due by acceleration, shall have been cured or waived pursuant to Section 7.7, then and in every such case the holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Company and to the Trustee, may waive all defaults or Events of Default and rescind and annul such declaration and its consequences; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or Event of Default, or shall impair any right consequent thereon. The Company shall notify the Responsible Officer of the Trustee, promptly upon becoming aware thereof, of any Event of Default.

         In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such waiver or rescission and annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the holders of Notes, and the Trustee shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the holders of Notes, and the Trustee shall continue as though no such proceeding had been instituted.

         SECTION 7.2 PAYMENTS OF NOTES ON DEFAULT; SUIT THEREFOR. The Company covenants that (a) in case default shall be made in the payment by the Company of any installment of interest upon any of the Notes as and when the same shall become due and payable, and such default shall have continued for a period of thirty (30) days, or (b) in case default shall be made in the payment of the principal of or premium, if any, on any of the Notes as and when the same shall have become due and payable, whether at maturity of the Notes or in connection with any redemption, purchase, by declaration under this Indenture or otherwise, then, upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the holders of the Notes, the whole amount that then shall have become due and payable on all such Notes for principal and premium, if any, or interest, or both, as the case may be, with interest upon the overdue principal and premium, if any, and (to the extent that payment of such interest is enforceable under applicable law) upon the overdue installments of interest at the rate borne by the Notes; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Trustee, its agents, attorneys and counsel, and any expenses or liabilities incurred by the Trustee hereunder other than through its negligence or bad faith. Until such demand by the Trustee, the Company may pay the principal of and premium, if any, and interest on the Notes to the registered holders, whether or not the Notes are overdue.

         In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or any other obligor on the Notes and collect in the manner provided by law out of the property of the Company or any other obligor on the Notes wherever situated the monies adjudged or decreed to be payable.

         In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Notes under Title 11 of the United States Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, or in the case of any other judicial proceedings relative to the Company or such other obligor upon the Notes, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 7.2, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal, premium, if any, and interest owing and unpaid in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the Noteholders allowed in such judicial proceedings relative to the Company or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due the Trustee under Section 8.6; and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Noteholders to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due it for reasonable compensation, expenses, advances and disbursements, including counsel fees incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property which the holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

         Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or adopt on behalf of any Noteholder any plan of reorganization or arrangement affecting the Notes or the rights of any Noteholder, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceeding; provided, however, that the Trustee may, on behalf of the Noteholders, vote for the election of a trustee in bankruptcy or similar official and may be a member of the creditor's committee established with respect to such bankruptcy.

         All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof on any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the holders of the Notes.

         SECTION 7.3 APPLICATION OF MONIES COLLECTED BY TRUSTEE. Any monies collected by the Trustee pursuant to this Article VII shall be applied in the order following, at the date or dates fixed by the Trustee for the distribution of such monies, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

         First: To the payment of all amounts due the Trustee under Section 8.6;

         Second: Subject to the provisions of Article IV, in case the principal of the outstanding Notes shall not have become due and be unpaid, to the payment of interest on the Notes in default in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the rate borne by the Notes, such payments to be made ratably to the persons entitled thereto;

         Third: Subject to the provisions of Article IV, in case the principal of the outstanding Notes shall have become due, by declaration or otherwise, and be unpaid, to the payment of the whole amount then owing and unpaid upon the Notes for principal and premium, if any, and interest, with interest on the overdue principal and premium, if any, and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the rate borne by the Notes; and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal and premium, if any, and interest without preference or priority of principal and premium, if any, over interest, or of interest over principal and premium, if any, or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal and premium, if any, and accrued and unpaid interest; and

         Fourth: Subject to the provisions of Article IV, to the payment of the remainder, if any, to the Company or any other person lawfully entitled thereto.

         SECTION 7.4 PROCEEDINGS BY NOTEHOLDER. No holder of any Note shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless such holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, and unless also the holders of not less than 25% in aggregate principal amount of the Notes then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for sixty (60) days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 7.7; it being understood and intended that no one or more holders of Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other holders of Notes, or to obtain or seek to obtain priority or preference over any other holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the holders of Notes.

         Notwithstanding any other provision of this Indenture and any provision of any Note, the right of any holder of any Note to receive payment of the principal of and premium, if any, and interest on such Note, on or after the respective due dates expressed in such Note, or to institute suit for the enforcement of any such payment on or after such respective dates against the Company shall not be impaired or affected without the consent of such holder.

         Anything in this Indenture or the Notes to the contrary notwithstanding, the holder of any Note, without the consent of either the Trustee or the holder of any other Note, in his, her or its own behalf and for his, her or its own benefit, may enforce, and may institute and maintain any proceeding suitable to enforce, his, her or its rights of conversion as provided herein.

         SECTION 7.5 PROCEEDINGS BY TRUSTEE. In case of an Event of Default, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

         SECTION 7.6 REMEDIES CUMULATIVE AND CONTINUING. Except as provided in
Section 2.6, all powers and remedies given by this Article VII to the Trustee or to the Noteholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any holder of any of the Notes to exercise any right or power accruing upon any default or Event of Default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or any acquiescence therein; and, subject to the provisions of Section 7.4, every power and remedy given by this Article VII or by law to the Trustee or to the Noteholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Noteholders.

         SECTION 7.7 DIRECTION OF PROCEEDINGS AND WAIVER OF DEFAULTS BY MAJORITY OF NOTEHOLDERS. The holders of a majority in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 9.4 shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided, however, that (a) such direction shall not be in conflict with any rule of law or with this Indenture, and (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. The holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 9.4 may on behalf of the holders of all of the Notes waive any past default or Event of Default hereunder and its consequences except
(i) a default by the Company in the payment of interest or premium, if any, on, or the principal of, the Notes, (ii) a failure by the Company to convert any Notes into Common Stock or (iii) a default by the Company in respect of a covenant or provision hereof which under Article XI cannot be modified or amended without the consent of the holders of all Notes then outstanding affected thereby. Upon any such waiver the Company, the Trustee and the holders of the Notes shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon. Whenever any default or Event of Default hereunder shall have been waived as permitted by this Section 7.7, said default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

         SECTION 7.8 NOTICE OF DEFAULTS. The Trustee shall, within ninety (90) days after the occurrence of a default, mail to all Noteholders, as the names and addresses of such holders appear upon the Note register, notice of all defaults known to a Responsible Officer, unless such defaults shall have been cured or waived before the giving of such notice; and provided that, except in the case of default in the payment of the principal of, or premium, if any (either at maturity or in connection with any redemption or purchase, by declaration or otherwise), or interest on any of the Notes, the Trustee shall be protected in withholding such notice if and so long as a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the best interests of the Noteholders.

         The Trustee shall not be charged with the knowledge of any default or Event of Default with respect to the Notes, other than an Event of Default under
Section 7.1(a) or (b) unless either (1) a Responsible Officer shall have actual knowledge of such default or Event of Default or (2) written notice of such default or Event of Default making reference to this Indenture and to the Notes shall have been given to the Trustee by the Company or any Noteholder.

         SECTION 7.9 UNDERTAKING TO PAY COSTS. All parties to this Indenture agree, and each holder of any Note by his, her or its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 7.9 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Noteholder, or group of Noteholders, holding in the aggregate more than 10% in principal amount of the Notes at the time outstanding determined in accordance with Section 9.4, or to any suit instituted by any Noteholder for the enforcement of the payment of the principal of or premium, if any, or interest on any Note (including, but not limited to, the redemption price with respect to the Notes being redeemed or the purchase price with respect to the Notes being purchased as provided in this Indenture) on or after the due date expressed in such Note or to any suit for the enforcement of the right to convert any Note in accordance with the provisions of Article XV.

         SECTION 7.10 DELAY OR OMISSION NOT WAIVER. No delay or omission of the Trustee or of any holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or any acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the holders of Notes may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the holders of Notes, as the case may be.

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

         SECTION 8.1 DUTIES AND RESPONSIBILITIES OF TRUSTEE. The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred (which has not been cured or waived) the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

         No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that

                  (a) prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred:

                           (1) the duties and obligations of the Trustee shall
                  be determined solely by the express provisions of this Indenture and the Trust Indenture Act, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture and the Trust Indenture Act against the Trustee; and

                           (2) in the absence of bad faith on the part of the
                  Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein);

                  (b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;
                  (c) the Trustee shall not be liable to any Noteholder with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of not less than a majority in principal amount of the Notes at the time outstanding determined as provided in
Section 9.4 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

                  (d) whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section.

         None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         SECTION 8.2 RELIANCE ON DOCUMENTS, OPINIONS, ETC. Except as otherwise provided in Section 8.1:

                  (a) the Trustee may rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, Note, coupon or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;

                  (b) before the Trustee acts or refrains from acting, it may request an Officers' Certificate or an Opinion of Counsel, or both;

                  (c) the Trustee may consult with counsel and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

                  (d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Noteholders pursuant to the provisions of this Indenture, unless such Noteholders shall have offered to the

Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby;

                  (e) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, Note, note or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity from the Noteholders against such expenses or liability as a condition to so proceeding; the reasonable expenses of every such examination shall be paid by the Company or, if paid by the Trustee or any predecessor Trustee, shall be repaid by the Company upon demand; and

                  (f) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care hereunder.

         In no event shall the Trustee be liable for any consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

         SECTION 8.3 TRUSTEE'S DISCLAIMER. The recitals contained herein and in the Notes (except in the Trustee's certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.

         SECTION 8.4 TRUSTEE, PAYING AGENTS, CONVERSION AGENTS OR REGISTRAR MAY OWN NOTES. The Trustee, any paying agent, any conversion agent or Note registrar, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not Trustee, paying agent, conversion agent or Note registrar.

         SECTION 8.5 MONIES TO BE HELD IN TRUST. Subject to the provisions of
Section 13.4, all monies received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as may be agreed from time to time by the Company and the Trustee.

         SECTION 8.6 COMPENSATION AND EXPENSES OF TRUSTEE. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or willful misconduct. The Company also covenants to indemnify the Trustee in any capacity under this Indenture and its agents and any authenticating agent for, and to hold them harmless against, any loss, liability or expense incurred without negligence or willful misconduct on the part of the Trustee or such agent or authenticating agent, as the case may be, and arising out of or in connection with the acceptance or administration of this trust or in any other capacity hereunder, including the costs and expenses of defending themselves against any claim of liability in the premises. The obligations of the Company under this Section 8.6 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a lien prior to that of the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust herewith for the benefit of the holders of particular Notes prior to the date of the accrual of such unpaid compensation or indemnifiable claim. The obligation of the Company under this Section shall survive the satisfaction and discharge of this Indenture.

         When the Trustee and its agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 7.1(h) or (i) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.

         SECTION 8.7 OFFICERS' CERTIFICATE AS EVIDENCE. Except as otherwise provided in Section 8.1 or Section 8.2, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence, willful misconduct, recklessness and bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers' Certificate delivered to the Trustee, and such Officers' Certificate, in the absence of negligence, willful misconduct, recklessness and bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken or omitted by it under the provisions of this Indenture upon the faith thereof.

         SECTION 8.8 CONFLICTING INTERESTS OF TRUSTEE.

                  (a) If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

                  (b) In the event that the Trustee shall fail to comply with Subsection (a) of this Section 8.8, the Trustee shall transmit notice of such failure to the holders of Notes to the extent and in the manner provided by, and subject to, the provisions of the Trust Indenture Act.

         SECTION 8.9 ELIGIBILITY OF TRUSTEE. There shall at all times be a Trustee hereunder which shall be a person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus (together with its corporate parent) of at least $50,000,000 (or, if such person is a member of a bank holding company system, the bank holding company shall have a combined capital and surplus of at least $50,000,000). If such person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

         SECTION 8.10 RESIGNATION OR REMOVAL OF TRUSTEE.

                  (a) The Trustee may at any time resign by giving written notice of such resignation to the Company and by mailing notice thereof to the holders of Notes at their addresses as they shall appear on the Note register. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment thirty (30) days after the mailing of such notice of resignation to the Noteholders, the resigning Trustee may, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor trustee, or any Noteholder who has been a bona fide holder of a Note or Notes for at least six months may, subject to the provisions of Section 7.9, on behalf of himself, herself or itself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

                  (b)  In case at any time any of the following shall occur:

                           (1) the Trustee shall fail to comply with Section
                  8.8(a) after written request therefor by the Company or by any Noteholder who has been a bona fide holder of a Note or Notes for at least six months, or

                           (2) the Trustee shall cease to be eligible in
                  accordance with the provisions of Section 8.9 and shall fail to resign after written request therefor by the Company or by any such Noteholder, or

                           (3) the Trustee shall become incapable of acting, or
                  shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 7.9, any Noteholder who has been a bona fide holder of a Note or Notes for at least six months may, on behalf of himself, herself or itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

                  (c) The holders of a majority in aggregate principal amount of the Notes at the time outstanding may at any time remove the Trustee and nominate a successor trustee which shall be deemed appointed as successor trustee unless within ten (10) days after notice to the Company of such nomination the Company objects thereto, in which case the Trustee so removed or any Noteholder, upon the terms and conditions and otherwise as in Section 8.10(a) provided, may petition any court of competent jurisdiction for an appointment of a successor trustee.

                  (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.11.

         SECTION 8.11 ACCEPTANCE BY SUCCESSOR TRUSTEE. Any successor trustee appointed as provided in Section 8.10 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of Section 8.6, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a lien upon all property and funds held or collected by such trustee as such, except for funds held in trust for the benefit of holders of particular Notes, to secure any amounts then due it pursuant to the provisions of Section 8.6.

         No successor trustee shall accept appointment as provided in this
Section 8.11 unless at the time of such acceptance such successor trustee shall be qualified under the provisions of Section 8.8 and be eligible under the provisions of Section 8.9.

         Upon acceptance of appointment by a successor trustee as provided in this Section 8.11, each of the Company and the former trustee shall mail or cause to be mailed notice of the succession of such trustee hereunder to the holders of Notes at their addresses as they shall appear on the Note register. If the Company fails to mail such notice within ten (10) days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

         SECTION 8.12 SUCCESSION BY MERGER, ETC. Any corporation or other entity into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee (including the trust created hereunder), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that in the case of any corporation succeeding to all or substantially all of the trust business of the Trustee such corporation shall be qualified under the provisions of
Section 8.8 and eligible under the provisions of Section 8.9.

         In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee or an authenticating agent appointed by such successor trustee may authenticate such Notes either in the name of any predecessor trustee hereunder or in the name of the successor trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

         SECTION 8.13 LIMITATION ON RIGHTS OF TRUSTEE AS CREDITOR. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Notes and the Trust Indenture Act is applicable hereto), the Trustee shall be subject to the provisions of Section 311(a) of the Trust Indenture Act or, if applicable, Section 311(b) of the Trust Indenture Act regarding the collection of the claims against the Company (or any such other obligor).

                                   ARTICLE IX

                           CONCERNING THE NOTEHOLDERS

         SECTION 9.1 ACTION BY NOTEHOLDERS. Whenever in this Indenture it is provided that the holders of a specified percentage in aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Noteholders in person or by agent or proxy appointed in writing, or (b) by the record of the holders of Notes voting in favor thereof at any meeting of Noteholders duly called and held in accordance with the provisions of Article X, or

(c) by a combination of such instrument or instruments and any such record of such a meeting of Noteholders. Whenever the Company or the Trustee solicits the taking of any action by the holders of the Notes, the Company or the Trustee may fix in advance of such solicitation, a date as the record date for determining holders entitled to take such action. The record date shall be not more than fifteen (15) days prior to the date of commencement of solicitation of such action.

         SECTION 9.2 PROOF OF EXECUTION BY NOTEHOLDERS. Subject to the provisions of Sections 8.1, 8.2 and 10.5, proof of the execution of any instrument by a Noteholder or his, her or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Notes shall be proved by the Note register or by a certificate of the Note registrar. The record of any Noteholders' meeting shall be proved in the manner provided in Section 10.6.

         SECTION 9.3 WHO ARE DEEMED ABSOLUTE OWNERS. The Company, the Trustee, any paying agent, any conversion agent and any Note registrar may deem the person in whose name such Note shall be registered upon the Note register to be, and may treat him, her or it as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of, premium, if any, and interest on such Note, for conversion of such Note and for all other purposes; and neither the Company nor the Trustee nor any paying agent nor any conversion agent nor any Note registrar shall be affected by any notice to the contrary. All such payments so made to any holder for the time being, or upon his, her or its order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for monies payable upon any such Note.

         SECTION 9.4 COMPANY-OWNED NOTES DISREGARDED. In determining whether the holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver or other action under this Indenture, Notes which are owned by the Company or any other obligor on the Notes or by any Affiliate of the Company or any other obligor on the Notes shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action only Notes which a Responsible Officer of the Trustee knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as outstanding for the purposes of this Section 9.4 if the pledgee shall establish to the satisfaction of the Trustee the pledgee's right to vote such Notes and that the pledgee is not the Company, any other obligor on the Notes or an Affiliate of the Company or any such other obligor. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officers' Certificate listing and identifying all Notes, if any, known by the Company to be owned or held by or for the account of any of the above described persons; and, subject to
Section 8.1, the Trustee shall be entitled to accept such Officers' Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination.

         SECTION 9.5 REVOCATION OF CONSENTS; FUTURE HOLDERS BOUND. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 9.1, of the taking of any action by the holders of the percentage in aggregate principal amount of the Notes specified in this Indenture in connection with such action, any holder of a Note which is shown by the evidence to be included in the Notes the holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 9.2, revoke such action so far as concerns such Note. Except as aforesaid, any such action taken by the holder of any Note shall be conclusive and binding upon such holder and upon all future holders and owners of such Note and of any Notes issued in exchange or substitution therefor, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor.

                                    ARTICLE X

                              NOTEHOLDERS' MEETINGS

         SECTION 10.1 PURPOSE OF MEETINGS. A meeting of Noteholders may be called at any time and from time to time pursuant to the provisions of this
Article X for any of the following purposes:

                  (1) to give any notice to the Company or to the Trustee or to give any directions to the Trustee permitted under this Indenture, or to consent to the waiving of any default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Noteholders pursuant to any of the provisions of Article VII;

                  (2) to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article VIII;

                  (3) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 11.2;

                  (4) to take any other action authorized to be taken by or on behalf of the holders of any specified aggregate principal amount of the Notes under any other provision of this Indenture or under applicable law; or

                  (5) to take any other action authorized by this Indenture or under applicable law.

         SECTION 10.2 CALL OF MEETINGS BY TRUSTEE. The Trustee may at any time call a meeting of Noteholders to take any action specified in Section 10.1, to be held at such time and at such place in the Borough of Manhattan, The City of New York, New York, as the Trustee shall determine. Notice of every meeting of the Noteholders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 9.1, shall be mailed to holders of Notes at their addresses as they shall appear on the Note register. Such notice shall also be mailed to the

Company. Such notices shall be mailed not less than twenty (20) nor more than ninety (90) days prior to the date fixed for the meeting.

         Any meeting of Noteholders shall be valid without notice if the holders of all Notes then outstanding are present in person or by proxy or if notice is waived before or after the meeting by the holders of all Notes outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

         SECTION 10.3 CALL OF MEETINGS BY COMPANY OR NOTEHOLDERS. In case at any time the Company, pursuant to a resolution of its Board of Directors, or the holders of at least 10% in aggregate principal amount of the Notes then outstanding, shall have requested the Trustee to call a meeting of Noteholders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within twenty (20) days after receipt of such request, then the Company or such Noteholders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 10.1, by mailing notice thereof as provided in Section 10.2.

         SECTION 10.4 QUALIFICATIONS FOR VOTING. To be entitled to vote at any meeting of Noteholders a person shall (a) be a holder of one or more Notes on the record date pertaining to such meeting or (b) be a person appointed by an instrument in writing as proxy by a holder of one or more Notes. The only persons who shall be entitled to be present or to speak at any meeting of Noteholders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

         SECTION 10.5 REGULATIONS. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Noteholders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

         The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Noteholders as provided in Section 10.3, in which case the Company or the Noteholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the holders of a majority in principal amount of the Notes represented at the meeting and entitled to vote at the meeting.

         Subject to the provisions of Section 9.4, at any meeting each Noteholder or proxyholder shall be entitled to one vote for each $50 principal amount of Notes held or represented by him, her or it; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Notes held by him, her or it or instruments in writing as aforesaid duly designating him, her or it as the proxy to vote on behalf of other Noteholders. Any meeting of Noteholders duly called pursuant to the provisions of Section 10.2 or 10.3 may be adjourned from time to time by the holders of a majority of the aggregate principal amount of Notes represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

         SECTION 10.6 VOTING. The vote upon any resolution submitted to any meeting of Noteholders shall be by written ballot on which shall be subscribed the signatures of the holders of Notes or of their representatives by proxy and the principal amount of the Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Noteholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in
Section 10.2. The record shall show the principal amount of the Notes voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

         Any record so signed and verified shall be conclusive evidence of the matters therein stated.

         SECTION 10.7 NO DELAY OF RIGHTS BY MEETING. Nothing in this Article X contained shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Noteholders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Noteholders under any of the provisions of this Indenture or of the Notes.

                                   ARTICLE XI

                             SUPPLEMENTAL INDENTURES

         SECTION 11.1 SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF NOTEHOLDERS. The Company, when authorized by the resolutions of the Board of Directors, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

                  (a) to make provision with respect to the conversion rights of the holders of Notes pursuant to the requirements of Section 15.6;

                  (b) subject to Article IV, to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Notes, any property or assets;

                  (c) to evidence the succession of another corporation to the Company, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of the Company pursuant to Article XII;

                  (d) to add to the covenants of the Company such further covenants, restrictions or conditions as the Board of Directors and the Trustee shall consider to be for the benefit of the holders of Notes, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions or conditions a default or an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided, however, that in respect of any such additional covenant, restriction or condition such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default;

                  (e) to provide for the issuance under this Indenture of Notes in coupon form (including Notes registrable as to principal only) and to provide for exchange of such Notes with the Notes issued hereunder in fully registered form and to make all appropriate changes for such purpose;

                  (f) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture, or to make such other provisions in regard to matters or questions arising under this Indenture which shall not materially adversely affect the interests of the holders of the Notes;

                  (g) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes; or

                  (h) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualifications of this Indenture under the Trust Indenture Act, or under any similar federal statute hereafter enacted.

         The Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer and assignment of any property thereunder, but the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

         Any supplemental indenture authorized by the provisions of this Section
11.1 may be executed by the Company and the Trustee without the consent of the holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 11.2.

         SECTION 11.2 SUPPLEMENTAL INDENTURES WITH CONSENT OF NOTEHOLDERS. With the consent (evidenced as provided in Article IX) of the holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding (determined in accordance with Section 9.4), the Company, when authorized by the resolutions of the Board of Directors, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture or of modifying in any manner the rights of the holders of the Notes; provided, however, that no such supplemental indenture shall, in each case, without the consent of the holder of each Note so affected: (i) extend the fixed maturity of any Note, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof or premium, if any, thereon, or reduce any amount payable on redemption or purchase thereof, or change the obligation of the Company to redeem any Note on a redemption date in a manner adverse to the holders of Notes, or change the obligation of the Company to purchase any Note upon the happening of a Change in Control in a manner adverse to the holders of Notes, or impair or adversely affect the right of any Noteholder to institute suit for the payment thereof, or make the principal thereof or interest or premium, if any, thereon payable in any coin or currency other than that provided in the Notes, or change or impair in a manner adverse to the Noteholders the right to convert the Notes into Common Stock or reduce the number of shares of Common Stock or any other property receivable by a Noteholder upon conversion subject to the terms set forth herein, including
Section 15.6, or modify the provisions of this Indenture with respect to the subordination of the Notes in a manner adverse to the Noteholders; or (ii) reduce the aforesaid percentage of Notes, the holders of which are required to consent to any supplemental indenture, waiver or modification of any of the provisions of this Section or Section 7.7.

         Up to and prior to the close of business on the Exchange Date, only the holders of shares of Preferred Stock shall be entitled to approve any amendments or supplements to this Indenture as provided above. Any such vote of the holders of shares of Preferred Stock shall require the affirmative vote or consent of the holders of at least 66 2/3 percent (unless a higher percentage shall then be required by applicable law) of all outstanding shares of Preferred Stock voting separately as a class.

         Upon the written request of the Company, accompanied by a copy of the resolutions of the Board of Directors certified by its Secretary or Assistant Secretary authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Noteholders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

         It shall not be necessary for the consent of the Noteholders under this
Section 11.2 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

         SECTION 11.3 EFFECT OF SUPPLEMENTAL INDENTURES. Any supplemental indenture executed pursuant to the provisions of this Article XI shall comply with the Trust Indenture Act, as then in


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effect. Upon the execution of any supplemental indenture pursuant to the provisions of this Article XI, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the holders of Notes shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

         SECTION 11.4 NOTATION ON NOTES. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this
Article XI may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may, at the Company's expense, be prepared and executed by the Company, authenticated by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 16.11) and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding.

         SECTION 11.5 EVIDENCE OF COMPLIANCE OF SUPPLEMENTAL INDENTURE TO BE FURNISHED TRUSTEE. The Trustee, subject to the provisions of Sections 8.1 and 8.2, may receive an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article XI.

                                   ARTICLE XII

                          MERGER, SALE OR CONSOLIDATION

         SECTION 12.1 LIMITATION ON MERGER, SALE OR CONSOLIDATION. The Company shall not consolidate with or merge with or into another person or permit any other person to consolidate with or merge with or into the Company, or sell, lease, convey or transfer all or substantially all of its assets (computed on a consolidated basis), whether in a single transaction or a series of related transactions, to another person or group of affiliated persons, unless (i) either (A) in the case of a consolidation or merger, the Company is the surviving entity or (B) the resulting, surviving or transferee entity is a corporation organized under the laws of the United States, any state thereof or the District of Columbia and expressly assumes by supplemental indenture all of the obligations of the Company in connection with the Notes and the Indenture;
(ii) no default or Event of Default shall exist or shall occur immediately after giving effect on a pro forma basis to such transaction; and (iii) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, lease, conveyance or transfer and, if a supplemental indenture is required, such supplemental indenture comply with the Indenture and that all conditions precedent relating to such transactions have been satisfied.

         SECTION 12.2 SUCCESSOR CORPORATION TO BE SUBSTITUTED. In case of any such consolidation, merger, sale, conveyance or lease and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and premium, if any, and


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



interest on all of the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company, such successor corporation shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the party of the first part. Such successor corporation thereupon may cause to be signed, and may issue either in its own name or in the name of International Shipholding Corporation any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor corporation instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes which previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Notes which such successor corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of any such consolidation, merger, sale or conveyance (but not in the event of such lease), the person named as the "Company" in the first paragraph of this Indenture, or any successor which shall thereafter have become such in the manner prescribed in this Article XII and which shall have transferred its rights and obligations hereunder to another successor in the manner prescribed in this Article XII, may be dissolved, wound up and liquidated at any time thereafter and such person shall be released from its liabilities as obligor and maker of the Notes and from its obligations under this Indenture.

         In case of any such consolidation, merger, sale, conveyance or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

                                  ARTICLE XIII

                     SATISFACTION AND DISCHARGE OF INDENTURE

         SECTION 13.1 DISCHARGE OF INDENTURE. When (a) the Company shall deliver to the Trustee for cancellation all Notes theretofore authenticated (other than any Notes which have been destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) and not theretofore canceled, or (b) all the Notes not theretofore canceled or delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and the Company shall irrevocably deposit with the Trustee, in trust, funds sufficient to pay at maturity or upon redemption of all of the Notes (other than any Notes which shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) not theretofore canceled or delivered to the Trustee for cancellation, including principal and premium, if any, and interest due or to become due to such date of maturity or redemption date, as the case may be, and if in either case the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect with respect to the Notes (except


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



as to (i) remaining rights of registration of transfer, substitution and exchange and conversion of Notes and maintenance of an office therefor, (ii) rights hereunder of Noteholders to receive payments of principal of and premium, if any, and interest on, the Notes and the other rights, duties and obligations of Noteholders, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee and (iii) the rights, obligations and immunities of the Trustee hereunder), and the Trustee, on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel as required by Section 16.5 and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture; the Company, however, hereby agreeing to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Notes.

         SECTION 13.2 DEPOSITED MONIES TO BE HELD IN TRUST BY TRUSTEE. Subject to Section 13.4, all monies deposited with the Trustee pursuant to Section 13.1 shall be held in trust and applied by it to the payment, notwithstanding the provisions of Article IV, either directly or through any paying agent (including the Company if acting as its own paying agent), to the holders of the particular Notes for the payment or redemption of which such monies have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest and premium, if any.

         SECTION 13.3 PAYING AGENT TO REPAY MONIES HELD. Upon the satisfaction and discharge of this Indenture, all monies then held by any paying agent of the Notes (other than the Trustee) shall, upon demand of the Company, be repaid to it or paid to the Trustee, and thereupon such paying agent shall be released from all further liability with respect to such monies.

         SECTION 13.4 RETURN OF UNCLAIMED MONIES. Subject to the requirements of applicable law, any monies deposited with or paid to the Trustee or any paying agent for payment of the principal of, premium, if any, or interest on Notes and not applied but remaining unclaimed by the holders of Notes for two years after the date upon which the principal of, premium, if any, or interest on such Notes, as the case may be, shall have become due and payable, shall be returned to the Company by the Trustee or any paying agent upon the Company's request and all liability or responsibility of the Trustee or any paying agent shall thereupon cease with respect to such monies; and the holder of any of the Notes shall thereafter have the right to look only to the Company for any payment which such holder may be entitled to collect unless an applicable abandoned property law designates another person.

         SECTION 13.5 REINSTATEMENT. If (i) the Trustee or the paying agent is unable to apply any money in accordance with Section 13.2 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application and (ii) the holders of at least a majority in principal amount of the then outstanding Notes so request by written notice to the Trustee, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 13.1 until such time as the Trustee or the paying agent is permitted to apply all such money in accordance with Section 13.2; provided, however, that if the Company makes any payment of interest on or principal of any Note following the reinstatement of its obligations, the Company shall be

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



subrogated to the rights of the holders of such Notes to receive such payment from the money held by the Trustee or paying agent.

                                   ARTICLE XIV

                    IMMUNITY OF INCORPORATORS, STOCKHOLDERS,
                             OFFICERS AND DIRECTORS

         SECTION 14.1 INDENTURE AND NOTES SOLELY CORPORATE OBLIGATIONS. No recourse for the payment of the principal of or premium, if any, or interest on any Note, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer or director or subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes.

                                   ARTICLE XV

                               CONVERSION OF NOTES

         SECTION 15.1 HOLDER'S RIGHT TO CONVERT. Subject to and upon compliance with the provisions of this Indenture, the holder of any Note shall have, at his, her or its option, the right, at any time on or prior to the close of business on the Maturity Date (except that, with respect to any Note or portion of a Note which shall be called for redemption, such right shall terminate at the close of business on the Business Day immediately preceding the date fixed for redemption of such Note or portion of a Note unless the Company shall default in payment of the amount due upon redemption thereof, in which case such right shall terminate upon payment of the amount due upon such redemption) to convert the principal amount of any such Note, or any portion of such principal amount which is $50 or an integral multiple thereof, into that number of fully paid and non-assessable shares of Common Stock (as such shares shall then be constituted) obtained by dividing the principal amount of the Note or portion thereof surrendered for conversion by the Conversion Price in effect at such time, by surrender of the Note so to be converted in whole or in part in the manner provided in Section 15.2. A holder of Notes is not entitled to any rights of a holder of Common Stock until such holder has converted his, her or its Notes to Common Stock, and only to the extent such Notes are deemed to have been converted to Common Stock under this Article XV.

         SECTION 15.2 EXERCISE OF CONVERSION RIGHT; ISSUANCE OF COMMON STOCK ON CONVERSION; NO ADJUSTMENT FOR INTEREST OR DIVIDENDS. In order to exercise the conversion right with respect to any Note held in certificated form, the holder of any such Note to be converted in whole or in part shall surrender such Note, duly endorsed, at the office or agency maintained by the Company pursuant to
Section 5.2, accompanied by the funds, if any, required


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



by the last paragraph of this Section 15.2, and shall give written notice of conversion in substantially the form provided on the reverse of the form of Note attached hereto as Exhibit A (or such other notice which is acceptable to the Company) to such office or agency that the holder elects to convert such Note or such portion thereof specified in such notice. Such notice shall also state the name or names (with addresses) in which the certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued, and shall be accompanied by payment of any transfer taxes required pursuant to Section 15.7. Each such Note surrendered for conversion shall, unless the shares of Common Stock issuable on conversion are to be issued in the same name in which such Notes are registered, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the holder or his, her or its duly authorized attorney. In order to exercise the conversion right with respect to any Notes represented by a Global Note, the holder of the Note to be converted shall comply with the procedures established by the Depositary for conversion.

         As promptly as practicable after satisfaction of the requirements for conversion set forth above, the Company shall issue and shall deliver to such holder or, if shares issuable on conversion are to be issued in a name other than that of the Noteholder (as if such transfer were a transfer of the Note or Notes (or portion thereof) so converted), to such other person, at the office or agency maintained by the Company for such purpose pursuant to Section 5.2, a certificate or certificates representing the number of shares of Common Stock issuable upon the conversion of such Note or portion thereof in accordance with the provisions of this Article XV and a check or cash in respect of any fractional share of Common Stock arising upon such conversion, as provided in
Section 15.3 (which payment, if any, shall be paid no later than five Business Days after satisfaction of the requirements for conversion set forth above). In case any Note of a denomination greater than $50 shall be surrendered for partial conversion, the Company shall, subject to Section 2.3, execute and the Trustee shall authenticate and deliver to the holder of the Note so surrendered, without charge to him, her or it, a new Note or Notes in an aggregate principal amount equal to the unconverted portion of the surrendered Note.

         Each conversion pursuant to Section 15.1 shall be deemed to have been effected on the date on which the requirements set forth above in this Section
15.2 or the requirements of the Depositary, as the case may be, have been satisfied as to such Note (or portion thereof), and the person in whose name any certificate or certificates for shares of Common Stock issuable upon such conversion shall be deemed to have become on said date the holder of record of the shares represented thereby; provided, however, that if any such surrender occurs on any date when the stock transfer books of the Company shall be closed, the conversion shall be effected on the next succeeding day on which such stock transfer books are open, and the person in whose name the certificates are to be issued shall be the record holder thereof on such date for all purposes, but such conversion shall be at the Conversion Price in effect on the date upon which such Note shall be surrendered. Upon such conversion, the Company will be deemed to have satisfied its obligation to pay in full the principal of, premium, if any, and any accrued but unpaid interest with respect to such Note.

         Upon the conversion of a Note represented by a Global Note, the Trustee, or the Custodian at the direction of the Trustee, shall make a notation on such Global Note as to the reduction in the principal amount represented thereby.

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




         In the case of any Note or portion thereof which is converted after any record date for an interest payment and prior to the close of business on the Business Day immediately preceding the corresponding interest payment date, the interest payment due on such payment date shall be payable on such interest payment date to the holder of record of such Note or portion thereof as of such record date notwithstanding such conversion; provided that any Note or portion thereof surrendered for conversion during the period between the close of business on the record date for an interest payment and prior to the close of business on the Business Day immediately preceding the corresponding interest payment date shall (unless such Note or portion thereof being converted shall have been called for redemption and a notice of redemption has been sent to the holders of the Notes pursuant to Section 3.3) be accompanied by payment of an amount equal to the interest payable on such interest payment date on the principal amount of Notes being converted; provided, however, that no such payment need be made if there shall exist at the time of conversion a default in the payment of interest on the Notes. The Trustee shall not be required to accept for conversion any Notes not accompanied by any payment required by the preceding sentence. Except as provided above in this Section 15.2, no payment or adjustment shall be made for interest accrued on any Note surrendered for conversion or on account of any dividends on any shares of Common Stock issued upon the conversion of such Note.

         SECTION 15.3 CASH PAYMENTS IN LIEU OF FRACTIONAL SHARES. No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon conversion of Notes. If any fractional share of Common Stock otherwise would be issuable upon the conversion of any Note or Notes, the Company shall make a payment therefor in cash to the holder of such converted Notes based on the then-current market value of a whole share of Common Stock. For purposes of this Section 15.3, the then-current market value of a whole share of Common Stock shall be the Closing Price of the Common Stock on the first Trading Day immediately preceding the day on which the Notes (or specified portions thereof) are deemed to have been converted and such Closing Price shall be determined as provided in Section 15.5(h)(1). If more than one Note shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock which shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted hereby) so surrendered for conversion.

         SECTION 15.4 CONVERSION PRICE. The conversion price shall be as specified in the form of Note (herein called the "Conversion Price") attached as Exhibit A hereto, subject to adjustment as provided in this Article XV.

         SECTION 15.5 ADJUSTMENT OF CONVERSION PRICE. The Conversion Price shall be adjusted from time to time by the Company as follows:


                  (a) In the event the Company shall hereafter pay a dividend in shares of Common Stock or make a distribution to all holders of Common Stock in shares of Common Stock, the Conversion Price in effect at the opening of business on the Business Day following the Record Date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on such Record Date and the denominator shall be the sum of such number of shares of Common Stock and the total number of shares of Common Stock constituting such dividend or other distribution. If any dividend or distribution of the type described in this Section 15.5(a) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would have been in effect if such dividend or distribution had not been declared.

                  (b) In the event the Company shall issue rights or warrants to all holders of its outstanding shares of Common Stock entitling them (for a period expiring within forty-five (45) days after the Record Date fixed for the determination of stockholders entitled to receive such rights or warrants) to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price on the Record Date fixed for the determination of stockholders entitled to receive such rights or warrants, the Conversion Price shall be adjusted so that the Conversion Price shall equal the price determined by multiplying the Conversion Price in effect at the opening of business on the date after such Record Date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the Record Date plus the number of shares which the aggregate subscription, purchase or exercise price of the shares of Common Stock called for by all such issued rights or warrants would purchase at such Current Market Price, and of which the denominator shall be the number of shares of Common Stock outstanding at the close of business on the Record Date plus the total number of additional shares of Common Stock so offered for subscription or purchase. Such adjustment shall become effective at the opening of business on the Business Day following the Record Date fixed for determination of stockholders entitled to receive such rights or warrants. To the extent that shares of Common Stock are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants the Conversion Price shall be readjusted to the Conversion Price which would have been in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of only the number of shares of Common Stock actually delivered. In the event that such rights or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price which would have been in effect if the Record Date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than the Current Market Price, and in determining the aggregate subscription, purchase or exercise price of such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors in its sole discretion.

                  (c) In the event the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the Business Day following the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in the event the outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the Business Day following the day upon which such combination becomes effective shall be proportionately increased.

                  (d) In the event the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of capital stock of the Company (other than any


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



dividends or distributions to which Section 15.5(a) applies) or evidences of its indebtedness, cash or other assets (including securities, but excluding (1) any rights or warrants referred to in Section 15.5(b) or (2) dividends and distributions paid exclusively in cash (such shares of capital stock, evidences of indebtedness, cash or other assets hereinafter in this Section 15.5(d) referred to as the "Securities")), then, in each such case, the Conversion Price shall be reduced so that the Conversion Price shall be equal to the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Record Date with respect to such distribution by a fraction of which the numerator shall be the Current Market Price (determined as provided in Section 15.5(h)(2)) on such Record Date less the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) on such Record Date of the portion of the Securities so distributed applicable to one share of Common Stock and the denominator shall be such Current Market Price, such reduction to become effective at the opening of business on the day following such Record Date; provided, however, that in the event the then fair market value (as so determined by the Board of Directors) of the portion of the Securities so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Noteholder shall have the right to receive upon conversion of a Note (or any portion thereof) the amount of Securities such holder would have received had such holder converted such Note (or portion thereof) immediately prior to such Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would have been in effect if such dividend or distribution had not been declared. If the Board of Directors determines the fair market value of any distribution for purposes of this Section 15.5(d) by reference to the trading market for any securities comprising all or part of such distribution, it must in doing so consider the prices in such market over the same period (the "Reference Period") used in computing the Current Market Price pursuant to Section 15.5(h)(2) to the extent possible, unless the Board of Directors in a Board Resolution determines in good faith that determining the fair market value during the Reference Period would not be in the best interest of the Noteholders.

         For purposes of this Section 15.5(d) and Sections 15.5(a) and (b), any dividend or distribution to which this Section 15.5(d) is applicable that also includes shares of Common Stock to which Section 15.5(a) applies, or rights or warrants to subscribe for or purchase shares of Common Stock to which Section 15.5(b) applies (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets, shares of capital stock, rights or warrants other than such shares of Common Stock to which 15.5(a) applies or rights or warrants to which Section 15.5(b) applies (and any Conversion Price reduction required by this Section 15.5(d) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Conversion Price reduction required by Sections 15.5(a) and (b) with respect to such dividend or distribution shall then be made, except (A) the Record Date of such dividend or distribution shall be substituted as "the Record Date fixed for the determination of stockholders entitled to receive such dividend or other distribution" and "Record Date" within the meaning of Section 15.5(a) and as "the Record Date fixed for the determination of stockholders entitled to receive such rights or warrants" and "Record Date" within the meaning of Section 15.5(b) and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed

"outstanding at the close of business on such Record Date" within the meaning of
Section 15.5(a).

         In the event that the Company implements a stockholders' rights plan (a "New Rights Plan") or amends any existing stockholders' rights plan (as amended, an "Amended Rights Plan" and together with any New Rights Plan, a "Rights Plan"), such Rights Plan shall provide that upon conversion of the Notes the holders will receive, in addition to the Common Stock issuable upon such conversion, the rights under such Rights Plan (notwithstanding the occurrence of an event causing such rights to separate from the Common Stock at or prior to the time of conversion), unless prior to conversion of the Preferred Stock the rights have expired, terminated or been redeemed. Any distribution of rights or warrants pursuant to a Rights Plan complying with the requirements set forth in the immediately preceding sentence of this paragraph shall not constitute a distribution of rights or warrants for purposes of this Section 15.5(d). Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Trigger Event"),
(i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 15.5(d) (and no adjustment to the Conversion Price under this Section 15.5(d) will be required) until the occurrence of the earliest Trigger Event. If such right or warrant is subject to subsequent events, upon the occurrence of which such right or warrant shall become exercisable to purchase different securities, evidences of indebtedness or other assets or entitle the holder to purchase a different number or amount of the foregoing or to purchase any of the foregoing at a different purchase price, then the occurrence of each such event shall be deemed, for the purposes of this Section 15.5(d), to be the date of issuance and record date with respect to a new right or warrant (and a termination or expiration of the existing right or warrant without exercise by the holder thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or the occurrence of any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto, that resulted in an adjustment to the Conversion Price under this Section 15.5(d),
(1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution equal to the per share redemption or repurchase price received by a holder of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants) made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants all of which shall have expired or been terminated without exercise, the Conversion Price shall be readjusted as if such rights and warrants had never been issued.

                  (e) In the event the Company shall, by dividend or otherwise, make a distribution to holders of its Common Stock consisting exclusively of cash (excluding any dividend or distribution made in connection with a merger or consolidation to which Section 15.6 applies or as part of a distribution referred to in Section 15.5(d)), in an amount that when combined with all other distributions of cash to holders of its Common Stock (excluding any dividend or distribution made in connection with a merger or consolidation to which Section 7(e) applies or

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as part of a distribution referred to in Section 7(d)(iv)) in such calendar year exceeds on a per-share basis the greater of $0.50 per share or three percent
(3%) of the Current Market Price on the date prior to the date of the declaration of such distribution, then, immediately after the close of business on the Record Date with respect to such distribution, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on such Record Date by a fraction (i) the numerator of which shall be equal to the Current Market Price on the Record Date less an amount equal to the quotient of
(x) the aggregate amount of such distribution and (y) the number of shares of Common Stock outstanding on the Record Date and (ii) the denominator of which shall be equal to the Current Market Price on such Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would have been in effect if such dividend or distribution had not been declared.

                  (f) In the event a tender offer made by the Company or any Subsidiary for all or any portion of the Common Stock shall expire and such tender offer (as amended upon the expiration thereof) shall require the payment to stockholders of consideration (based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares (as defined below)) per share of Common Stock having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) that, as of the date upon which occurred the last time tenders could have been made pursuant to such tender offer (the "Expiration Time"), exceeds the Closing Price of a share of Common Stock on the Trading Day next succeeding the Expiration Time then, immediately prior to the opening of business on the day after the Expiration Time, the Conversion Price shall be reduced so that the Conversion Price shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the date of the Expiration Time by a fraction of which the numerator shall be the number of shares of Common Stock outstanding (including any tendered shares) as of the Expiration Time multiplied by the Current Market Price on the Trading Day next succeeding the Expiration Time and the denominator shall be the sum of (x) the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Current Market Price on the Trading Day next succeeding the Expiration Time, such reduction (if any) to become effective at the opening of business on the Business Day following the Expiration Time. In the event that the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would have been in effect if such tender offer had not been made. If the application of this Section 15.5(f) to any tender offer would result in an increase in the Conversion Price, no adjustment shall be made for such tender offer under this Section 15.5(f).

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



                  (g) In the event of a tender or exchange offer made by a person other than the Company or any Subsidiary for an amount of Common Stock which increases the offeror's ownership of Common Stock to more than 25% of the Common Stock outstanding and shall involve the payment by such person of consideration per share of Common Stock having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a Board Resolution) at the last time (the "Tender Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as amended) that exceeds the Current Market Price on the Trading Day next succeeding the Tender Expiration Time, and with respect to which, as of the Tender Expiration Time, the Board of Directors is not recommending rejection of the offer, the Conversion Price shall be reduced so that the Conversion Price shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the Tender Expiration Time by a fraction of which the numerator shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) as of the Tender Expiration Time multiplied by the Current Market Price on the Trading Day next succeeding the Tender Expiration Time and the denominator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Tender Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Tender Purchased Shares") and
(y) the product of the number of shares of Common Stock outstanding (less any Tender Purchased Shares) on the Tender Expiration Time and the Current Market Price on the Trading Day next succeeding the Tender Expiration Time, such reduction to become effective at the opening of business on the Business Day following the Tender Expiration Time. In the event that such person is obligated to purchase shares pursuant to any such tender or exchange offer, but such person is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would have been in effect if such tender or exchange offer had not been made. Notwithstanding the foregoing, the adjustment described in this Section 15.5(g) shall not be made if, as of the Tender Expiration Time, the offering documents with respect to such tender offer or exchange offer disclose a plan or intention to cause the Company to engage in any transaction described in Article XII.

                  (h) For purposes of this Section 15.5 and the other provisions of this Indenture, the following terms shall have the meaning indicated:

                           (1) "Closing Price" with respect to any securities on
                  any day shall mean the closing sale price regular way on such day or, in case no sale of such securities takes place on such day, the average of the reported closing bid and asked prices, regular way, in each case on the Nasdaq National Market or New York Stock Exchange, as applicable, or, if such security is not listed or admitted to trading on such Nasdaq National Market or New York Stock Exchange, on the principal national securities exchange, trading market or quotation system on which such security is quoted or listed or admitted to trading, or, if not quoted or listed or admitted to trading on any national securities exchange, trading market or quotation system, the average of the closing bid and asked prices of such security on the over-the-counter market on such day as reported by the National Quotation


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



                  Bureau Incorporated, or a similar generally accepted reporting service, or if not so available, in such manner as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose, or a price determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution.

                           (2) "Current Market Price" shall mean, subject to the
                  second paragraph hereof, the lesser of (a) the Closing Price per share of Common Stock on the date in question and (b) the average of the daily Closing Prices per share of Common Stock for the ten (10) consecutive Trading Days immediately prior to the date in question; provided, however, that (1) if the "ex" date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to
                  Section 15.5(a), (b), (c), (d), (e), (f) or (g) occurs during such ten (10) consecutive Trading Days, the Closing Price for each Trading Day prior to the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other event, (2) if the "ex" date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 15.5(a), (b), (c), (d),
                  (e), (f) or (g) occurs on or after the "ex" date for the issuance or distribution requiring such computation and prior to the day in question, the Closing Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event, and (3) if the "ex" date for the issuance or distribution requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause (1) or (2) of this proviso, the Closing Price for each Trading Day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the fair market value (as determined by the Board of Directors in a manner consistent with any determination of such value for purposes of Section 15.5(d),
                  (f) or (g), whose determination shall be conclusive and described in a Board Resolution) of the evidences of indebtedness, shares of capital stock or assets being distributed applicable to one share of Common Stock as of the close of business on the day before such "ex" date.

         For purposes of any computation under Section 15.5(f) or (g), the Current Market Price on any date shall be deemed to be the average of the daily Closing Prices per share of Common Stock for such day and the next two succeeding Trading Days; provided, however, that if the "ex" date for any event (other than the tender offer requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 15.5(a), (b), (c), (d),
(e), (f) or (g) occurs on or after the Expiration Time or the Tender Expiration Time, as the case may be, for the tender or exchange offer requiring such computation and prior to the day in question, the Closing Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event. For purposes of this paragraph, the

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



term "ex" date, (1) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the Closing Price was obtained without the right to receive such issuance or distribution, (2) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective, and (3) when used with respect to any tender or exchange offer means the first date on which the Common Stock trades regular way on such exchange or in such market after the Expiration Time or Tender Expiration Time, as the case may be, of such offer. Notwithstanding the foregoing, whenever successive adjustments to the Conversion Price are called for pursuant to this Section 15.5, such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of this
Section 15.5 and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.

                           (3) "fair market value" shall mean the amount which a
                  willing buyer would pay a willing seller in an arm's length transaction.

                           (4) "Record Date" shall mean, with respect to any
                  dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

                           (5) "Trading Day" shall mean (x) if the applicable
                  security is quoted on the Nasdaq National Market, a day on which trades may be made thereon or (y) if the applicable security is listed or admitted for trading on the New York Stock Exchange or another national securities exchange or securities trading market, a day on which the New York Stock Exchange or such other national securities exchange or securities trading market is open for business or (z) if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

                  (i) The Company may make such reductions in the Conversion Price, in addition to those required by Sections 15.5(a), (b), (c), (d), (e),
(f) and (g), as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. To the extent permitted by applicable law, the Company from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least twenty (20) Business Days, the reduction is irrevocable during the period and the Board of Directors shall have made a determination that such reduction is in the best interests of the Company, which determination shall be conclusive and described in a Board Resolution. Whenever the Conversion Price is reduced pursuant to the preceding sentence, the Company shall mail to the holder of each Note, at his, her or its last address appearing on the Note register


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



provided for in Section 2.5, a notice of the reduction at least fifteen (15) days prior to the date the reduced Conversion Price takes effect, and such notice shall state the reduced Conversion Price and the period during which it will be in effect.

                  (j) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this
Section 15.5(j) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article XV shall be made by the Company and shall be rounded to the nearest cent. No adjustment need be made for a change in the par value or no par value of the Common Stock or a change from par value to no par value or from no par value to par value.
                  (k) Whenever the Conversion Price is adjusted as herein provided, the Company shall promptly file with the Trustee and any conversion agent other than the Trustee an Officers' Certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officers' Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Price and may assume without inquiry that the last Conversion Price of which it has knowledge remains in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the date on which such adjustment becomes or became effective and shall mail such notice of such adjustment of the Conversion Price to the holder of each Note, at his, her or its last address appearing on the Note register provided for in Section 2.5, within twenty (20) days of the effective date of such adjustment. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

                  (l) In any case in which this Section 15.5 provides that an adjustment shall become effective immediately after a Record Date for an event, the Company may defer until the occurrence of such event (i) issuing to the holder of any Note converted after such Record Date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon conversion before giving effect to such adjustment and (ii) paying to such holder any amount in cash in lieu of any fractional shares of Common Stock pursuant to Section 15.3.

                  (m) For purposes of this Section 15.5, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company, unless a dividend or distribution that requires an adjustment to the Conversion Price pursuant to this Section 15.5 is paid or made with respect to such treasury shares, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

         SECTION 15.6 RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE. If any of the following events occur, namely (i) any reclassification or change of the outstanding shares of Common Stock (other than a subdivision or combination to which Section 15.5(c) applies or a change in par value), (ii) any consolidation, merger or combination of the Company with another person as a result of which holders of Common Stock shall be entitled to receive stock, other securities or

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



other property or assets (including cash) with respect to or in exchange for such Common Stock, or (iii) any sale or conveyance of all or substantially all of the assets of the Company to any other person as a result of which holders of Common Stock shall be entitled to receive stock, other securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Company, its successor or purchasing person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) providing that each Note shall be convertible into the kind and amount of shares of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance by a holder of the number of shares of Common Stock issuable upon conversion of such Notes (assuming, for such purposes, a sufficient number of authorized shares of Common Stock are available to convert all such Notes) immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance assuming such holder of Common Stock did not exercise his rights of election, if any, as to the kind or amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance (provided that, if the kind or amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purposes of this Section 15.6 the kind and amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article XV.

         The Company shall cause notice of the execution of such supplemental indenture to be mailed to each holder of Notes, at its address appearing on the Note register provided for in Section 2.5 of this Indenture, within twenty (20) days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

         The above provisions of this Section 15.6 shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances.

         If this Section 15.6 applies to any event or occurrence, Section 15.5 shall not apply. The Company shall not be a party to any event or occurrence to which this Section 15.6 applies unless the terms of such event or occurrence are consistent with this Section 15.6.

         SECTION 15.7 TAXES ON SHARES ISSUED. The issuance of stock certificates representing the shares of Common Stock issuable upon conversion of the Notes shall be made without charge to the holders of such shares for any issuance tax in respect thereof imposed by the government of the United States or any political subdivision thereof or other cost incurred by the Company in connection with such conversion and/or the issuance of such shares. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of Common Stock in any name other than the name in which the Note with

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



respect to which such shares of Common Stock are issued is registered, and the Company shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

         SECTION 15.8 RESERVATION OF SHARES; SHARES TO BE FULLY PAID; LISTING OF COMMON STOCK. The Company shall provide, free from preemptive rights, out of its authorized but unissued shares of Common Stock or shares of Common Stock held in treasury, or both, sufficient shares of Common Stock to provide for the conversion of the Notes from time to time as such Notes are presented for conversion, and no Note shall be issued unless such sufficient number of shares of Common Stock has been reserved and is available for issuance upon conversion of Notes under this Article XV.

         The Company covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held in its treasury, or both, a sufficient number of shares of Common Stock for the purpose of effecting conversions of the Notes not theretofore converted into Common Stock. For purposes of this reservation of Common Stock, the number of shares of Common Stock which shall be deliverable upon the conversion of all outstanding Notes shall be computed as if at the time of computation all outstanding Notes were held by a single holder. The issuance of shares of Common Stock upon conversion of the Notes is duly authorized in all respects.

         The Company shall from time to time, in accordance with the laws of the State of Delaware, use its best efforts to increase the authorized number of shares of Common Stock if at any time the number of shares of authorized and unissued Common Stock shall not be sufficient to permit the conversion of all of the then outstanding Notes.

         Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Notes, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Price.

         The Company covenants that all shares of Common Stock issued upon conversion of Notes will, upon such issuance, be fully paid and non-assessable shares of the capital stock of the Company, free from all taxes, liens and charges. The Company covenants that if any shares of Common Stock to be provided for the purpose of conversion of Notes hereunder require registration with or approval of any governmental authority under any Federal or state law before such shares may be validly issued upon conversion, the Company will, in good faith and as expeditiously as possible, endeavor to secure such registration or approval, as the case may be.

         The Company further covenants that, if at any time the Common Stock shall be listed on the Nasdaq National Market, the New York Stock Exchange or any other national securities exchange or automated quotation system, the Company will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all Common Stock issuable upon conversion of the Notes.

         SECTION 15.9 RESPONSIBILITY OF TRUSTEE. Except as otherwise expressly provided for in this Article XV, the Company is solely responsible for performing the duties and responsibilities contained in this Article XV. The Trustee and any other conversion agent shall not at any time be under any duty or responsibility to any holder of Notes to determine whether any facts exist which may require any adjustment of the Conversion Price, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or employed herein or in any supplemental indenture, in making the same. The Trustee and any other conversion agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other conversion agent make no representations with respect thereto. Subject to the provisions of Section 8.1, neither the Trustee nor any conversion agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article XV. Without limiting the generality of the foregoing, neither the Trustee nor any conversion agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 15.6 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Noteholders upon the conversion of their Notes after any event referred to in such Section 15.6 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 8.1, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, an Officers' Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

         SECTION 15.10 NOTICE TO HOLDERS PRIOR TO CERTAIN ACTIONS. In the event:

                  (a) the Company shall declare a dividend (or any other distribution) on its Common Stock; or

                  (b) the Company shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any share of any class of the Company's capital stock or any other rights or warrants; or

                  (c) of any reclassification of the Common Stock (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

                  (d) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company;

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




the Company shall cause to be filed with the Trustee and to be mailed to each holder of Notes, at his, her or its address appearing on the Note register provided for in Section 2.5 of this Indenture, as promptly as possible but in any event at least fifteen (15) days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up.

                                   ARTICLE XVI

                            MISCELLANEOUS PROVISIONS

         SECTION 16.1 PROVISIONS BINDING ON COMPANY'S SUCCESSORS. All the covenants, stipulations, promises and agreements of the Company in this Indenture contained shall bind its successors and assigns whether so expressed or not.

         SECTION 16.2 OFFICIAL ACTS BY SUCCESSOR CORPORATION. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation that shall at the time be the lawful sole successor of the Company.

         SECTION 16.3 ADDRESSES FOR NOTICES, ETC. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Notes on the Company shall be deemed to have been sufficiently given or made, for all purposes if given or served by any standard form of telecommunication (until another address is filed by the Company with the Trustee). Notices shall be directed to 650 Poydras Street, New Orleans, Louisiana 70130 Attention: Chief Financial Officer, or to an agent of the Company designated as permitted by this Indenture. Any notice, direction, request or demand hereunder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or served by any standard form of telecommunication. Notices shall be directed to the Corporate Trust Office, which office is, at the date as of which this Indenture is dated, located at 10161 Centurion Parkway, 2nd Floor, Jacksonville, Florida 32256,
Attention: Corporate Trust Department (International Shipholding Corporation _____% Convertible Subordinated Notes Due 2014).

         The Trustee, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.

         Any notice or communication mailed to a Noteholder shall be mailed to him, her or it by first class mail, postage prepaid, at his, her or its address as it appears on the Note register and shall be sufficiently given to him, her or it if so mailed within the time prescribed.

         Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

         SECTION 16.4 GOVERNING LAW. This Indenture and each Note shall be deemed to be a contract made under the laws of New York, and for all purposes shall be construed in accordance with the laws of New York, without regard to the conflict of laws provisions thereof.

         SECTION 16.5 EVIDENCE OF COMPLIANCE WITH CONDITIONS PRECEDENT; CERTIFICATES TO TRUSTEE. Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, including those actions set forth in Section 314(c) of the Trust Indenture Act, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

         Each certificate or opinion provided for by or on behalf of the Company in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (1) a statement that the person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based; (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him, her or it to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

         SECTION 16.6 LEGAL HOLIDAYS. In any case where the date of maturity of interest on or principal of the Notes or the date fixed for redemption of any Note or the Change in Control Purchase Date will not be a Business Day, then payment of such interest on or principal of the Notes need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity, the date fixed for redemption or the Change in Control Purchase Date, and no interest shall accrue for the period from and after such date.

         SECTION 16.7 NO SECURITY INTEREST CREATED. Nothing in this Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

         SECTION 16.8 TRUST INDENTURE ACT. If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under the Trust Indenture Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be. Until such time as this Indenture shall be qualified under the Trust Indenture Act, this Indenture, the Company and the Trustee shall be deemed for all purposes hereof to be subject to and governed by the Trust Indenture Act to the same extent as would be the case if this Indenture were so qualified on the date hereof.

         SECTION 16.9 BENEFITS OF INDENTURE. Nothing in this Indenture or in the Notes, expressed or implied, shall give to any person, other than the parties hereto, any paying agent, any conversion agent, any authenticating agent, any Note registrar and their successors hereunder, the holders of Notes and the holders of Senior Indebtedness, any benefit or any legal or equitable right, remedy or claim under this Indenture.

         SECTION 16.10 TABLE OF CONTENTS, HEADINGS, ETC. The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

         SECTION 16.11 AUTHENTICATING AGENT. The Trustee may appoint an authenticating agent which shall be authorized to act on its behalf and subject to its direction in the authentication and delivery of Notes in connection with the original issuance thereof and transfers and exchanges of Notes hereunder, including under Sections 2.4, 2.5, 2.6, 2.7, 3.3 and 3.6, as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Notes. For all purposes of this Indenture, the authentication and delivery of Notes by the authenticating agent shall be deemed to be authentication and delivery of such Notes "by the Trustee" and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Notes for the Trustee's certificate of authentication. Such authenticating agent shall at all times be a person eligible to serve as trustee hereunder pursuant to Section 8.9.

         Any corporation into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any authenticating agent shall be a party, or any corporation succeeding to the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation is otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation.

         Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section, the Trustee shall promptly appoint a successor authenticating agent (which may be the Trustee), shall give written notice of such appointment to the Company and shall mail notice of such appointment to all holders of Notes as the names and addresses of such holders appear on the Note register.

         The Trustee agrees to pay to the authenticating agent from time to time reasonable compensation for its services (to the extent pre-approved by the Company in writing), and the Trustee shall be entitled to be reimbursed for such pre-approved payments, subject to Section 8.6.

         The provisions of Sections 8.2, 8.3, 8.4, 9.3 and this Section 16.11 shall be applicable to any authenticating agent.

         SECTION 16.12 EXECUTION IN COUNTERPARTS. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

         The Bank of New York hereby accepts the trusts in this Indenture declared and provided, upon the terms and conditions hereinabove set forth.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly signed all as of the date first written above.


                                  INTERNATIONAL SHIPHOLDING CORPORATION

                                  By:
                                     -------------------------------------------

                                  Title:
                                        ----------------------------------------


                                  THE BANK OF NEW YORK,
                                  as Trustee

                                  By:
                                      ------------------------------------------
                                  Title:  Agent

                            EXHIBIT A - FORM OF NOTE

                             [FORM OF FACE OF NOTE]


No.
   ------------------
$
  -------------------

                      INTERNATIONAL SHIPHOLDING CORPORATION

CUSIP: [          ]

                                        % Convertible Subordinated Note Due 2014
                  ---------------------
International Shipholding Corporation, a corporation duly organized and validly existing under the laws of the State of Delaware (herein called the "Company", which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to________________, or registered assigns, the principal sum of ________________ Dollars on________________, 2014 and to pay interest on said principal sum quarterly on the _________ day of _________, _________, _________ and _________
of each year, commencing on the first such date after the Exchange Date (as defined in the Indenture), at the rate per annum specified in the title of this Note, accrued from the _________ day of _________, _________, _________ or
_________, as the case may be, next preceding the date of this Note to which interest has been paid or duly provided for, unless the date of this Note is a date to which interest has been paid or duly provided for, in which case interest shall accrue from the date of this Note, or unless no interest has been paid or duly provided for on this Note, in which case interest shall accrue from the Exchange Date, until payment of said principal sum has been made or duly provided for. Notwithstanding the foregoing, if the date hereof is after the _________ day of _________, _________, _________ or _________ of any year, as the case may be, and before the following _________ day of _________, _________, _________ or _________, of any year, as the case may be, this Note shall bear interest from such _________ day of _________, _________, _________ or
_________, respectively; provided, however, that if the Company shall default in the payment of interest due on the _________ day of _________, _________, _________ or _________, then this Note shall bear interest from the next preceding _________ day of _________, _________, _________ or _________ to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for on this Note, from the Exchange Date. The interest so payable on the _________ day of _________, _________, _________ and _________ of any
year will be paid to the person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the record date, which shall be the _________ day of _________, _________, _________ or _________
(whether or not a Business Day) next preceding the _________ day of _________, _________, _________ and _________, respectively, as provided in the Indenture; provided that any such interest not punctually paid or duly provided for shall be payable as provided in the Indenture. Payment of the principal of and interest accrued on this Note shall be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, New York, which shall initially be the office of the Trustee or its affiliate, or, at the option of the holder of this Note, at the Corporate Trust Office, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts; provided, however, that at the option of the Company, payment of interest may be made by check mailed to the registered address of the person entitled thereto; provided further that, with respect to any holder of Notes with an aggregate principal amount equal to or in excess of $2,000,000, at the request of such holder in writing to the Company, interest on such holder's Notes shall be paid by wire transfer in immediately available funds in accordance with the wire transfer instruction supplied by such holder to the Trustee and paying agent (if different from Trustee).

         Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions subordinating the payment of principal of and premium, if any, and interest on this Note to the prior payment as and when due of all Senior Indebtedness as defined in the Indenture and provisions giving the holder of this Note the right to convert this Note into Common Stock of the Company on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

         This Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of said State.

         This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

         IN WITNESS WHEREOF, the Company has caused this Note to be duly executed under its corporate seal.

                                   INTERNATIONAL SHIPHOLDING
                                   CORPORATION

Dated                              By:
     -----------------------          -----------------------------------------
                                      Title

                                   Attest:

                                   --------------------------------------------
                                   Secretary

                     [FORM OF CERTIFICATE OF AUTHENTICATION]

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Notes described in the within-named Indenture.

                                   THE BANK OF NEW YORK TRUST COMPANY,
                                   N.A.
                                   as Trustee

                                   By:
                                      ------------------------------------------
                                      Authorized Signatory

                            [FORM OF REVERSE OF NOTE]

                      INTERNATIONAL SHIPHOLDING CORPORATION

            ________________% Convertible Subordinated Note Due 2014

         This Note is one of a duly authorized issue of Notes of the Company, designated as its ________________% Convertible Subordinated Notes Due 2014 (herein called the "Notes"), limited to the aggregate principal amount of $________________, all issued or to be issued under and pursuant to an Indenture, dated as of ________________, 2004 (herein called the "Indenture"), between the Company and The Bank of New York (herein called the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Notes.

         In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of and accrued interest on all Notes may be declared, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

         The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority of the aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Notes; provided, however, that no such supplemental indenture shall, in each case, without the consent of the holder of each Note so affected: (i) extend the fixed maturity of any Note, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof or premium, if any, thereon, or reduce any amount payable on redemption or purchase thereof, or change the obligation of the Company to redeem any Note on a redemption date in a manner adverse to the holders of Notes, or change the obligation of the Company to purchase any Note upon the happening of a Change in Control in a manner adverse to the holders of Notes, or impair or adversely affect the right of any Noteholder to institute suit for the payment thereof, or make the principal thereof or interest or premium, if any, thereon payable in any coin or currency other than that provided in the Notes, or change or impair in a manner adverse to the Noteholders the right to convert the Notes into Common Stock or reduce the number of shares of Common Stock or any other property receivable by a Noteholder upon conversion subject to the terms set forth in the Indenture, including Section 15.6, or modify the provisions of the Indenture with respect to the subordination of the Notes in a manner adverse to the Noteholders; or (ii) reduce the aforesaid percentage of Notes, the holders of which are required to consent to any supplemental indenture, waiver or modification of any of the provisions of Section 7.7 or Section 11.2 of the Indenture. It is also provided in the Indenture that, prior to any declaration accelerating the maturity of the Notes, the holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the holders of all of the Notes waive any past default or Event of Default under the Indenture and its consequences except (i) a default by the Company in the payment of interest or premium, if any, on, or the principal of, any of the Notes, (ii) a failure by the Company to convert any Notes into Common Stock of the Company or (iii) a default by the Company in respect of a covenant or provision in the Indenture which cannot be modified or waived without the consent of the holders of all Notes then outstanding affected thereby. Any such consent or waiver by the holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Note and any Notes which may be issued in exchange or substitution hereof, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

         The indebtedness evidenced by the Notes is, to the extent and in the manner provided in the Indenture, expressly subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness of the Company, as defined in the Indenture, whether outstanding at the date of the Indenture or thereafter incurred, and this Note is issued subject to the provisions of the Indenture with respect to such subordination. Each holder of this Note, by accepting the same, agrees to and shall be bound by such provisions and authorizes the Trustee on his, her or its behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and appoints the Trustee his, her or its attorney in fact for such purpose.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

         Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

         The Notes are issuable in registered form without coupons in denominations of $50 principal amount and integral multiples thereof equal to the number of shares of Preferred Stock for which the Notes are exchanged. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, without payment of any service charge, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations.

         Prior to __________ _____, 2006, the Notes may not be redeemed by the Company except in connection with a Change in Control. At any time on or after __________ _____, 2006 and prior to maturity, the Company, at its option, may redeem the Notes, in whole or in part, at any time or from time to time, upon mailing a notice of such redemption not less than thirty (30) nor more than sixty (60) days before the date fixed for redemption to the holders of Notes at their last registered addresses, all as provided in the Indenture, during the periods shown below, for cash at the following redemption prices plus an amount equal to accrued and unpaid interest, if any, to (but excluding) the date fixed for redemption; provided that if the date fixed for redemption falls after an interest payment record date and on or prior to the corresponding interest payment date, then holders of the Notes at the close of business on that interest payment record date shall be entitled to receive the interest payable on such Notes on the corresponding interest payment date and the amount payable to holders of such Notes on the date fixed for redemption will not include any amount in respect of interest payable on such corresponding interest payment date; and provided further that, prior to __________ __, 2007, Notes may not be redeemed by the Company except in connection with a Change in Control unless the Closing Price of Common Stock (or, if more than one class of Common Stock is then issued and outstanding, all classes of Common Stock) has exceeded 150% of the Conversion Price for at least 20 Trading Days during any period of 30 consecutive Trading Days ending within five Trading Days prior to the notice of redemption.

                                                                                 REDEMPTION
        YEAR                                                                        PRICE
-------------------                                                       -------------------------

         Beginning on        , 2006 and ending on       , 2007                     $
         Beginning on        , 2007 and ending on       , 2008
         Beginning on        , 2008 and thereafter

         The Notes are not subject to redemption or retirement through the operation of any sinking fund.

         The Company may not give notice of any redemption of the Notes if a default in the payment of interest, or premium, if any, on the Notes has occurred and is continuing or if any other Event of Default of which a Responsible Officer of the Trustee has knowledge has occurred and is continuing.

         If a Change in Control occurs at any time prior to maturity of the Notes, the Notes may be redeemed at the option of the Company, in whole but not in part, not later than sixty (60) Business Days following the effective date of the event or circumstance resulting in the Change in Control, upon mailing a notice of such redemption at least thirty (30) and not more than sixty (60) days prior to the date fixed for redemption to holders of the Notes as provided in the Indenture for cash at the following redemption prices together with accrued and unpaid interest to, but excluding, the date fixed for redemption; provided that if the date fixed for redemption falls after an interest payment record date and on or prior to the corresponding interest payment date, then holders of the Notes at the close of business on that interest payment record date shall be entitled to receive the interest payable on such Notes on the corresponding interest payment date and the amount payable to holders of such Notes on the redemption date will not include any amount in respect of interest payable on such corresponding interest payment date:

             IF THE
        CHANGE IN CONTROL
        OCCURS WITHIN THE
           TWELVE MONTHS              REDEMPTION
           PRECEDING [ ],               PRICE
        -------------------        ---------------

               2005                      $
               2006
               2007
               2008
               2009

         If a Change in Control occurs at any time prior to maturity of the Notes, and the Company shall not have exercised its right to redeem all of the Notes, the holder of this Note, at the holder's option, shall have the right, upon delivery of a Change in Control Purchase Notice in accordance with the provisions of the Indenture, to require the Company to purchase this Note (or any portion of the principal amount hereof that is at least $50 and an integral multiple of $50, provided that the portion of the principal amount of this Note to be outstanding after such purchase is at least equal to $50) for cash at a purchase price equal to 100% of the aggregate principal amount thereof, together with accrued and unpaid interest to (but excluding) the Change in Control Purchase Date, as provided in Section 3.6(a) of the Indenture; provided that if the Change in Control Purchase Date falls after an interest payment record date and on or prior to the corresponding interest payment date, then holders of the Notes at the close of business on that interest payment record date shall be entitled to receive the interest payable on such Notes on the corresponding interest payment date and the amount payable to holders of such Notes on the Change in Control Purchase Date will not include any amount in respect of interest payable on such corresponding interest payment date. Any holder of this Note delivering to the Trustee the Change in Control Purchase Notice shall have the right to withdraw such Change in Control Purchase Notice in whole, or as to a portion hereof that is an integral multiple of $50, at any time prior to the close of business on the Business Day before the Change in Control Purchase Date (unless the Company shall default in the payment of the purchase price, together with accrued and unpaid interest to (but excluding) the Change in Control Purchase Date, in which case, such withdrawal shall be permitted until the Company pays the purchase price, together with accrued and unpaid interest to (but excluding) the date of such payment) by delivery of a written notice of withdrawal to the Trustee in accordance with the provisions of the Indenture.

         Subject to the provisions of the Indenture, the holder hereof has, at its option, the right, at any time or on or prior to the close of business on the Maturity Date (or as to all or any portion hereof called for redemption, prior to the close of business on the Business Day immediately preceding the date fixed for redemption (unless the Company shall default in payment of the amount due upon redemption in which case such right shall terminate upon payment of the amount due upon such redemption)), to convert the principal hereof or any portion of such principal which is $50 or an integral multiple thereof, into that number of fully paid and non-assessable shares of the Company's Common Stock, as said shares shall be constituted at the date of conversion, obtained by dividing the principal amount of this Note or portion thereof to be converted by the conversion price of $________._______, as adjusted from time to time pursuant to Article XV of the Indenture, upon surrender of this Note, together with a conversion notice as provided in the Indenture and this Note, to the Company at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, New York, or at the option of such holder, the Corporate Trust Office, and, unless the shares issuable on conversion are to be issued in the same name as this Note, duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the holder or by his, her or its duly authorized attorney. If a Change in Control Purchase Notice has been given by the holder of this Note, this Note may not be converted into shares of Common Stock on or after the date of the delivery of such Change in Control Purchase Notice unless such Change in Control Purchase Notice has first been validly withdrawn as specified in Section
3.6 of the Indenture. No adjustment in respect of interest accrued on any Note or on account of any dividends on any shares of Common Stock will be made upon any conversion; provided, however, that if this Note shall be surrendered for conversion during the period between the close of business on a record date for the payment of interest and prior to the close of business on the Business Day immediately preceding the corresponding interest payment date, this Note (unless it or the portion being converted shall have been called for redemption and a notice of redemption has been mailed to the holders of the Notes pursuant to
Section 3.3 of the Indenture) must be accompanied by an amount, in funds acceptable to the Company, equal to the interest otherwise payable on such interest payment date on the principal amount being converted. No fractional shares of Common Stock will be issued upon any conversion, but an adjustment in cash will be paid to the holder, as provided in the Indenture, in respect of any fractional share which would otherwise be issuable upon the surrender of any Note or Notes for conversion.

         Upon due presentment for registration of transfer of this Note at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York, which shall initially be an Affiliate of the Trustee, or at the option of the holder of this Note, at the Corporate Trust Office, a new Note or Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange thereof, subject to the limitations provided in the Indenture, without charge, and bearing any restrictive legends required by the Indenture.

         The Company, the Trustee, any paying agent, any conversion agent and any Note registrar may deem and treat the registered holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment hereof, or on account hereof, for the conversion hereof and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any other conversion agent nor any Note registrar shall be affected by any notice to the contrary. All payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, satisfy and discharge liability for monies payable on this Note.

         No recourse for the payment of the principal of or any premium or interest on this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer, director or subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

         Terms used in this Note and defined in the Indenture are used herein as therein defined.

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common                               UNIF GIFT MIN ACT - Custodian



TEN ENT - as tenants by the entireties under Uniform
Gifts to Minors Act



(Cust)                                                       (Minor)


JT TEN - as joint tenants with right of survivorship and not as tenants in common

                                                             (State)




                      Additional abbreviations may also be used
                          though not in the above list.

                           [FORM OF CONVERSION NOTICE]

                                CONVERSION NOTICE

To
    -------------------

         The undersigned registered owner of this Note hereby irrevocably exercises the option to convert this Note, or the portion hereof (which is $50 principal amount or an integral multiple thereof) below designated, into shares of Common Stock in accordance with the terms of the Indenture referred to in this Note, and directs that the shares issuable and deliverable upon such conversion and any check in payment for fractional shares and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares or any portion of this Note not converted are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid to the undersigned on account of interest accompanies this Note.

Dated:
       -------------------

                                  ---------------------------------------------

                                  ---------------------------------------------
                                  Signature(s)

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17AD-15 if shares of Common Stock are to be issued, or Notes to be delivered, other than to and in the name of the registered holder.

Signature Guarantee

Fill in for registration of shares if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:


------------------------------
(Name)


------------------------------
(Street Address)


------------------------------
(City, State and Zip Code)


Please print name and address

Principal amount to be converted (if less than all):
$_________,000


 ---------------------------------------------------
Social Security or Other Taxpayer Identification
Number

                              [FORM OF ASSIGNMENT]

         For value received ________________ hereby sell(s), assign(s) and transfer(s) unto ________________ (Please insert social security number or Taxpayer Identification Number of assignee) the Note, and hereby irrevocably constitutes and appoints ________________ attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

         Unless the appropriate box below is checked, the undersigned confirms that such Note is not being transferred to the Company or an "affiliate" of the Company as defined in Rule 144 under the Securities Act of 1933, as amended (an "Affiliate").

         [ ]      The transferee is an Affiliate of the Company

         [ ]      The transferee is the Company


Dated:
      -------------------

                                  ---------------------------------------------

                                  ---------------------------------------------
                                  Signature(s)

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17AD-15 if shares of Common Stock are to be issued, or Notes are to be delivered, other than to and in the name of the registered holder.

Signature Guarantee

         NOTICE: The signature on the conversion notice or the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.


                   [FORM OF CHANGE IN CONTROL PURCHASE NOTICE]

                        CHANGE IN CONTROL PURCHASE NOTICE

         To: _____________________________

                  The undersigned registered owner of this Note hereby irrevocably acknowledges receipt of a notice from International Shipholding Corporation, a Delaware corporation (the "COMPANY"), as to the occurrence of a Change in Control with respect to the Company and requests and instructs the Company to purchase this Note, or the portion hereof (which is $50 principal amount or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Note, at a purchase price per share equal to one hundred percent (100%) of the principal amount, or portion designated below, of this Note, together with accrued and unpaid interest, if any, to, but excluding, the Change in Control Purchase Date. The certificate number(s) of such Note(s) is/are ____________ (include if the Notes are certificated).

                  Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Indenture.

Dated:
      --------------------

                                  ---------------------------------------------

                                  ---------------------------------------------
                                  Signature(s)

         NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

                                    Aggregate principal amount to be purchased
                                    (if less than all):

                                    $
                                     ------------------------------------------

                                    -------------------------------------------
                                    Social Security or Other Taxpayer
                                    Identification Number